As filed with the Securities and Exchange Commission on October 25, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROFESSIONAL DIVERSITY NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		80-0900177 (I.R.S. Employer Identification Number)

55 E. Monroe Street, Suite 2120 Chicago, Illinois 60603 (312) 614-0950

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Xin (Adam) He

Chief Executive Officer

Professional Diversity Network, Inc.

55 E. Monroe Street, Suite 2120

Chicago, Illinois 60603

(312) 614-0950

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Charles Wu
Locke Lord LLP
111 South Wacker Drive, Suite 4100

Chicago Illinois 60606
(312) 443-0700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is registering on this registration statement an aggregate of $21,403,983 of unsold securities (the “Unsold Securities”) previously registered under the Registrant’s prior registration statement on Form S-3 (File No. 333-260316) filed on October 18, 2021 and declared effective on October 26, 2021 (the “Prior Registration Statement”). Filing fees of $1,984.15 were previously paid with respect to the Unsold Securities. Pursuant to Rule 415(a)(5) under the Securities Act, the Registrant intends to continue to offer and sell the Unsold Securities under the Prior Registration Statement until the earlier of (i) the date on which this registration statement is declared effective by the Securities and Exchange Commission, and (ii) April 24, 2025, which is 180 days after the third-year anniversary of the effective date of the Prior Registration Statement (the “Expiration Date”). Until the Expiration Date, the Registrant may continue to use the Prior Registration Statement and related prospectus supplements for its offerings thereunder. In particular, the Registrant may continue to offer and sell under the Prior Registration Statement its shares of common stock in its committed equity line program with Tumim Stone Capital LLC, which offerings shall remain registered under the Prior Registration Statement using the prospectus supplement dated June 30, 2023 until the Expiration Date. The Prior Registration Statement and all offers and sales thereunder will be deemed terminated on the Expiration Date, except to the extent covered by this registration statement.

Pursuant to Rule 415(a)(6), on or before the Expiration Date, the Registrant may file a pre-effective amendment to this registration statement to update the amount of unsold securities previously registered by the Prior Registration Statement being registered hereby, and continue to offer and sell such unsold securities under this registration statement, including without limitation by continuing to conduct sales under the committed equity line program referenced above. If applicable, such pre-effective amendment shall identify such unsold securities to be included in this registration statement, and the amount of any new securities to be registered on this registration statement.

EXPLANATORY NOTE

This registration statement contains two documents:

●	a base prospectus, which covers the offering, issuance and sale by us of up to $25,000,000 of our securities; and

●

a prospectus supplement covering the issuance and sale by us of up to a maximum aggregate price of $2,171,758 of our common stock that may be issued and sold after the effective date of this registration statement under our purchase agreement with Tumim Stone Capital LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The purchase agreement prospectus supplement immediately follows the base prospectus. The $2,171,758 of common stock that may be issued and sold under the prospectus supplement relating to the purchase agreement is included in the $25,000,000 of securities that may be offered, issued and sold by us under the base prospectus, and if no shares are sold under the purchase agreement after the effective date of this registration statement, the full $25,000,000 of common stock may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 25, 2024

PROSPECTUS

Professional Diversity Network, Inc.

$25,000,000

Common Stock, par value $0.01

Preferred Stock, par value $0.01

Warrants

Rights

Units

We may offer and sell from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus, which we refer to as the “securities.” The aggregate offering price of the securities will not exceed $25,000,000. This prospectus describes some of the general terms that may apply to the securities and the general manner in which they may be offered. We will describe the specific terms of the securities that we offer, and the specific manner in which they may be offered, in one or more supplements to this prospectus at the time of each offering and sale.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “IPDN.” On October 22, 2024, the closing price of our common stock was $0.90 per share. You are urged to obtain current market quotations of our common stock. There is currently no market for other securities we may offer; however, we will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange. As of October 22, 2024, the aggregate market value of our common stock held by our non-affiliates (or our “public float”), as calculated pursuant to the rules of the Securities and Exchange Commission, was approximately $9,053,325, which was calculated based upon 9,053,325 shares of our outstanding common stock held by non-affiliates at a price of $1.00 per share, the closing price of our common stock on Nasdaq on October 3, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75,000,000. We have sold $846,017 in securities in reliance on General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE THE “RISK FACTORS” ON PAGE 15 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                  , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings up to a total dollar amount of $25,000,000 as described in this prospectus.

Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

When used in this prospectus, the terms the “Company,” “we,” “our” and “us” refer to Professional Diversity Network, Inc., and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Our SEC filings are available there.

Our website address is www.ipdnusa.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus and a prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

●

Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024, incorporated by reference therein.

●	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2024, and June 30, 2024, filed with the SEC on May 15, 2024, and August 13, 2024, respectively.

●	Our Current Reports on Form 8-K filed with the SEC on March 28, April 8, May 21, May 24, June 12, July 1, July 19, August 26 and September 30, 2024; and

●

The description of our common stock filed as Exhibit 4.2 of our Annual Report on Form 10-K filed on March 29, 2024, as updated by any amendment or report filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

We will provide, without charge, copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents that have not been specifically incorporated by reference into this prospectus. You may obtain documents incorporated by reference in this prospectus on our website at www.ipdnusa.com or by requesting them in writing or by telephone from us at the following address and telephone number:

Professional Diversity Network, Inc.

55 E. Monroe Street, Suite 2120

Chicago, Illinois 60603

(312) 614-0950

The information on our website is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, principally in the sections entitled “Risk Factors.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

ABOUT THE COMPANY

Overview

The Company is a dynamic operator of professional networks with a focus on diversity. We use the term “diversity” (or “diverse”) to describe communities, or “affinities,” that are distinct based on a wide array of criteria, which may change from time to time, including ethnic, national, cultural, racial, religious or gender classification. We serve a variety of such communities, including Women, Hispanic-Americans, African-Americans, Asian-Americans, persons with disabilities, Military Professionals, and Lesbian, Gay, Bisexual, Transgender and Queer (LGBTQ+) persons. Our goal is (i) to assist our registered users and members in their efforts to connect with like-minded individuals and identify career opportunities within the network and (ii) connect members with prospective employers while helping the employers address their workforce diversity needs. We believe that the combination of our solutions allows us to approach recruiting and professional networking in a unique way and thus create enhanced value for our members and clients.

Our Strategy

We provide services for employers who want to hire diverse talent, to individuals seeking to network on a professional level and to job seekers who desire to improve their professional situation.

Our diversity recruitment business provides additional value for our other business segments by providing our registered users and members with access to employment opportunities at leading companies. We have focused our efforts on placing talent in IT, Finance, and similarly related fields. The core diversity recruitment business also includes executive placement services for leading companies seeking to hire diverse talent. This business line addresses a need for employers who want to secure leading diverse talent in management, senior management and executive capacities.

Our strategy encompasses the following key elements:

●	Grow and diversify our member and client base;

●	Improve branding and brand awareness;

●	Utilize social media to effectively engage with the community;

●	Maximize revenue through synergies among the segments;

●	Launch new products and services;

●	Streamline infrastructure to capture efficiency; and

●

Continue to expand in diversity recruitment by growing our core offerings of recruitment advertising, Office of Federal Contract Compliance Programs (OFCCP) compliance offerings and our new diversity placement services.

We remain interested in pursuing acquisition and/or development opportunities that would increase returns of capital to our shareholders, such as our recent purchase of Expo Experts LLC and the purchase of an additional equity stake in RemoteMore USA, Inc. The timing, size, success and associated potential future capital commitments related to such opportunities are unknown at this time. Accordingly, a material acceleration of our growth strategy could require us to obtain additional capital through debt and/or equity financings. There can be no assurance that adequate debt and equity financing will be available on satisfactory terms.

Industry Overview

The diversity recruitment market is highly fragmented and is characterized by the following trends:

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Regulatory Environment Favorable to Promoting Diversity in the Workplace. In August 2011, President Obama signed Executive Order 13583 to establish a coordinated government-wide initiative to promote diversity and inclusion in the federal workforce. This Executive Order requires companies considering contracting with the federal government to be prepared to demonstrate the diversity of their workforce. Certain companies that have federal contracts are subject to this Executive Order. In the public sector, the Dodd–Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) mandated that each of the eight U.S. financial agencies, including the Department of the Treasury, the Securities and Exchange Commission, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency, and twelve Federal Reserve banks create Offices of Minority and Women Inclusion (“OMWI”) to be responsible for all agency matters relating to diversity in management, employment and business activities. The OMWI monitor diversity within their ranks, as well as within the pool of contractors who provide goods and services to the government.

●

Growing Ethnic Diversity of the U.S. Population and Labor Force. Diversity recruitment is increasingly becoming a common, if not standard, business practice by major employers. Multicultural groups are the fastest growing segment of the U.S. population. Hispanics, African-Americans, Asian-Americans, and all other multicultural groups were estimated by the U.S. Census Bureau to make up 41.1% of the U.S. population in 2023. According to the U.S. Census Bureau, 2020 National Projections, the multicultural population is expected to increase 89% between 2016 and 2060. In sheer numbers, Hispanic-Americans are expected to experience the most growth among diversity groups, growing from 18% of the total population in 2014 to 28% by 2060. The African-American population is expected to increase from 13% in 2014 to 15% in 2060, and the Asian-American population from 6% in 2014 to 9% in 2060. According to the Current Population Survey conducted by the Bureau of Census for the Bureau of Labor Statistics, of the 2023 annual average of approximately 161 million employees nationwide (an increase from approximately 158 million in prior year), ages 16 and older, approximately 47% were women (approximately the same as prior year) and approximately 39% (an increase of approximately 1% from prior year) were Hispanic, African American or Asian American.

●

Demographic Trend Toward Women’s Career Advancement. According to the U.S. Bureau of Labor Statistics, the number of women in the labor force in 2021 was approximately 75.7 million and is expected to increase to 77.2 million by 2024. Women accounted for 51.8% of all workers employed in management, professional, and related occupations in 2023, somewhat more than their share of total employment (46.9%). The share of women in specific occupations within this large category varied. For example, 30.6% of chief executives and 39.5% of lawyers were women, all increases from 2022, whereas 87.4% of registered nurses, 78.6% of elementary and middle school teachers, 57.0% of accountants and auditors, and 20.2% of software developers were women.

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Rising Spending Power of Diverse Population. Our segments are focused on providing professional enhancement tools to diverse Americans including women. We believe diverse professionals are underserved and represent a very strong opportunity to enhance our shareholders’ value. The Selig Center for Economic Growth, using data provided by the U.S. Census Bureau, the U.S. Bureau of Economic Analysis and other sources, estimates the nation’s total buying power (defined as total income after taxes) reached $13.9 trillion in 2016 and grew to $17.5 trillion by 2020 with minority groups making the fastest gains. For example, between 2010 and 2020, Asian-American buying power grew by 111% to $1.3 trillion; the buying power for those of Hispanic ethnicity grew by 87% to $1.9 trillion, Native American buying power grew by 67% to $140 billion, and African American buying power grew by 61% to $1.6 trillion. The Selig Center estimates the buying power for African American, Asian American and Native American consumers is up from $458 billion in 1990 to $3.2 trillion in 2021.

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Increasing Socialization of the Internet. The Internet has revolutionized how information is created and communicated - a wealth of information is readily accessible by browsing the Internet anonymously. However, we believe the social aspect of the Internet is emerging as an increasingly powerful influence on our lives. While an individual’s interpersonal connections traditionally have not been visible to others, social and professional networking websites enable members to share, and thereby unlock, the value of their connections by making them visible. Today, personal connections and other information, such as online social and professional networking websites, are increasingly becoming a powerful tool for a growing population of users to connect with one another.

Our Solutions

We currently operate in three business segments comprised of: (i) Professional Diversity Network (“PDN Network”), which includes online professional networking communities with career resources tailored to the needs of various diverse cultural groups; (ii) National Association of Professional Women (“NAPW Network”), a women-only professional networking organization, and (iii) RemoteMore USA (“RemoteMore”) which provides companies with talented engineers to provide solutions to their software needs. In 2018, we started transacting new NAPW Network memberships under the International Association of Women (“IAW”) brand in the USA.

In 2023, our PDN Network, NAPW Network and RemoteMore business units represented approximately 61%, 7%, and 32% of our gross revenues, respectively.

In August 2024, we announced the rebranding of our job board and related operations, formerly conducted under our PDN Network business unit, to TalentAlly in order to focus on our job board recruitment business and advance our commitment to diversity recruitment and inclusive hiring practices.

For financial information about our operating segments please see Note 15 of our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as our Quarterly Reports for the periods ended March 31, 2024 and June 30, 2024, each of which is incorporated by reference into this prospectus.

PDN Network

Recruitment Solutions. The PDN Network consists of several online professional job seeker communities dedicated to serving diverse professionals in the United States and employers seeking to hire diverse talent. We use the word “professional” to describe any person interested in the Company’s websites or career fairs presumably for the purpose of career advancement or related benefits offered by the Company, whether or not such person is employed and regardless of the level of education or skills possessed by such person. Leveraging the power of our affinity job seeker groups, these professionals harness the Company’s relationships with employers and recruiters to help advance their careers. We operate these recruitment affinity groups within the following sectors: Women, Hispanic-Americans, African-Americans, Asian-Americans, persons with disabilities, Military Professionals, and LGBTQ+ persons. In addition, the Company also manages the job seeker websites and career fairs for prominent diverse membership-based organizations including but not limited to NAACP, National Urban League, and Kappa Alpha Psi. Employers and recruiters benefit from the Company’s relationship with these organizations and allows them to access a large pool of diverse jobs seekers in a centralized manner.

Our PDN Network has registered users for our recruitment services. We use the term “registered user” to describe a consumer who has affirmatively visited one of our properties, opted into an affinity group and provided us with demographic or contact information enabling us to match them with employers and/or jobs, and to sell them ancillary products and services. We expect that continued registered user growth of the PDN Network will enable us to further develop our list of online professional diversity networking and career placement solutions. We currently provide access to our PDN Network websites to registered users at no cost. The Company is always exploring various partnerships with other service providers to increase their offerings to both job seekers and employers. Our goal is to use an asset light approach to provide quality products and services, to increase our value to those we serve and drive additional capital without significant capital investments. For example, we announced our partnership with Web Scribble, the leading provider of career technology for professional and trade associations. Leveraging our existing assets through relationships with other technology firms allows us to grow our relationships with employers without investing in sophisticated, proprietary resources.

We offer employers of all sizes seeking to diversify their employment ranks, and to third-party recruiters (i) real-time solutions that deliver diverse talent, (ii) advertising and promotion of their job opportunities to our networks of diverse professionals and (iii) assistance with posting their job opportunities to career agencies in a manner compliant with the regulations and requirements of the Equal Employment Opportunity OFCCP, including those of state and local governments. Our recruitment advertising solutions promote hiring and retention success by providing job seekers with information that we believe allows them to look beyond a corporate brand, deeper into employers’ core values. We use sophisticated technology to deliver recruitment advertising using internet banner ads and email marketing targeted by geography and occupation, based upon data from our audiences’ profiles and job searches on our websites. As of December 31, 2023, we had approximately 300 enterprise companies and 1450 total customers utilizing our products and services.

Career Fairs. Through our events business, a part of our PDN Network business segment, we produce premier face-to-face and virtual recruiting events we call Professional Diversity Career Fairs. The Company’s diversity events help employers connect with a new marketplace of diverse professionals. We believe our events are the only events of their type endorsed by leading organizations such as the NAACP, National Urban League, Phi Beta Sigma and others. Participating employers range from Fortune 500 companies to federal, state and local agencies and from smaller employers to non-profit organizations, all of which seek a proactive approach to diversity recruiting. We also produce virtual and in-person career fairs as part of high-profile national events such as the NAACP National Convention, the Urban League National Conference and historically black sorority and fraternity conferences.

In January 2023, through a newly formed wholly-owned subsidiary, we purchased the assets and operations of Expo Experts LLC (“Expo Experts”), an Ohio limited liability company. Expo Experts specializes in producing premier face-to-face and virtual recruiting events for Engineering, Technology and Security Clearance positions. We believe that this acquisition complements our current career fair business.

PDN Recruits. We use matching and targeting technology to match members with our clients’ open jobs on a renewing month-to-month license basis, designed to provide the Company with increasing residual income as we add new clients and sell additional licenses. The PDNRecruits product is a significant step towards increasing online sales in a scalable and residual manner.

PDN Diversity Placement. As part of our robust suite of recruitment offerings for employers, the Company offers a contingent hiring solution. It is a pay-per-hire offering that charges a percentage of the first year’s annual salary plus bonus for candidates we source and they hire. We believe our superior brand positioning, large network of diverse talent and our vast employer relationships position us well for continued growth in this segment.

NAPW Networking

The NAPW Network is a professional networking organization for women. We use the terms “member” or “membership” to describe a consumer who has viewed our marketing material, opted into membership with the NAPW Network, provided demographic information and engaged in an onboarding call with a membership coordinator. Paid memberships provide greater access to networking opportunities and other membership perks, including access to upgraded packages. Members of the NAPW Network enjoy a wealth of resources dedicated to developing their professional networks, furthering their education and skills and promoting their businesses and career accomplishments.

We provide NAPW Network members with opportunities to network and develop valuable business relationships with other professionals through NAPW’s website, as well as at events hosted at local chapters across the United States. In March 2020, due to the COVID-19 pandemic, all events shifted to a virtual format hosted on third-party electronic platforms, such as Zoom. In October 2021, NAPW launched a Global virtual chapter to expand its audience outside of the United States. PDN Network products and services are being deployed to provide enhanced value to the NAPW membership experience, which we believe will be an important component in increasing both the number of new memberships and renewals of existing memberships.

IAW Leadership Lab. In 2020, IAW launched the Leadership Lab platform as an enhancement to the NAPW eCoaching platform. IAW also offers virtual networking roundtable events throughout the month where members who are established experts in their field provide participants insight and tips on how to overcome career and business challenges. Hosted by NAPW’s President, our unique platform connects our members with professional life and career coaches from within the NAPW membership base. Through these events, members gain insight, guidance and inspiration to help them maximize their personal and professional potential. Topics include the Power of Intentionality - Turning Good Intentions Into Actions, The Power of Authentic Communication, and Confident Steps To Create a Thriving Life. The on-line events also include the opportunity for members to network with other participants in the live chat room. Members are also able to access a recording of these events in the NAPW website.

Professional Identity Management. Through the NAPW Network website, NAPW Network members are able to create, manage and share their professional identity online and promote themselves and their businesses. NAPW Network members can also promote their career achievements and their businesses through placement on the NAPW Network website’s home page, in proprietary press releases, in the online Member Marketplace and in monthly newsletter publications. In addition, the PDN Network provides members with direct access to employers seeking to hire professional women at a high level of connectivity and efficiency.

Networking Events. Historically, NAPW Network’s offline networking opportunities included monthly local chapter events and a large National Networking Conference. Because PDN Network networking career events are already being conducted we have the ability to add an additional event for NAPW at the same venue, one hour after the PDN Network event ends, at a substantially lower cost compared to hosting a stand-alone NAPW event. Employers who sponsor the PDN Network career networking events will have the opportunity to participate in the NAPW event and meet with members to discuss employment opportunities in what we believe is an inviting and upscale networking environment. We believe that providing the opportunity for NAPW Registered Users to meet, outside of the monthly local chapter events and the single national event, will add value to all NAPW Registered Users through allowing them to attend any or all of our PDN Network events. Non-members may also attend, subject to certain restrictions.

Access to Knowledge. In addition to networking and promotional opportunities, NAPW Network also provides to its members the ability to further develop their skills and expand their knowledge base through monthly newsletters, online and in-person seminars, webinars and certification courses.

Upgraded Memberships and Ancillary Products. Upgraded packages include additional promotional and publicity tools, as well as free access for the member to National Summits and continuing education programs and the press release package, which provides members with the opportunity to work with professional writers to publish personalized press releases and thereby secure valuable online presence.

Partner Discounts. We also offer to NAPW Network members exclusive discounts on third-party products and services.

IAW Global Women’s Network. This network offers in-person and online networking with like-minded women to foster enhanced career connections and opportunities. Members can promote their brands, identify new career opportunities, and build lasting relationships at monthly meetings and events. These interactive events allow members to improve their verbal resumes, expand their networks, and hear from inspiring speakers. Regional and national conferences provide inspirational panels, unique networking opportunities, and the chance for members to promote their business or services. Our partners allow members to explore events outside the United States and create opportunities to network with women around the world.

RemoteMore USA

RemoteMore USA is an innovative, global entity that provides remote-hiring marketplace services for software developers and companies. Companies are connected with reliable, cost-efficient, vetted developers, and software developers are empowered to find meaningful jobs regardless of their location. As of June 30, 2024, we owned an approximate 73% interest in RemoteMore USA.

Operations: Sales, Marketing and Customer Support

Sales and Marketing

Our PDN sales resources for recruitment and recruitment advertising products and services include a sales force with 7 sales professionals, third-party strategic partners who deliver employers with demand for our products, and technology, which facilitates e-commerce transactions. We market directly to employers and third-party recruiters. Our sales team uses a combination of telephone, email and face-to-face marketing, including personal visits to companies or their recruitment agencies, as well as appearances at industry and trade group events where diversity recruitment recruiters are in attendance. We have also formed strategic alliances with parties who are able to help extend our organic reach. In addition, we are developing purely online marketing channels to bring recruiters to us in bulk and use products based on a matching and targeting technology to facilitate sales. We have specialty units within our sales force dedicated to serving: (i) federal, state and local governments and companies and contractors who serve these governmental entities, (ii) small and medium sized businesses as defined by companies with less than 2,500 employees, and (iii) large enterprises with greater than 2,500 employees.

We sell NAPW/IAW Network membership subscriptions offline through our NAPW/IAW Network sales force, which currently includes two sales professionals, each of whom sells initial membership services. We also support online membership subscriptions through online sales via our website. We developed a secure, work-from-home technology along with a training and supervision platform aimed at reducing the overhead costs, increasing per-representative profitability, and offering our sales professionals flexible working arrangements. All sales representatives are capable of selling upgraded memberships and ancillary products.

RemoteMore contracts with companies that are in need of customized software development and pairs them with developers from a database of developers. Services vary from simple software solutions to detailed programming where teams of developers work together.

Customer Support, Compliance and Testing

In addition to our sales professionals, we also employ support teams to provide customer support, compliance and enhance member experience. Our customer support teams work together to improve engagement with our members and to ensure a high degree of member satisfaction and retention. Our customer support teams also work with our Development and Executive teams to identify new lead-generation, sales and membership product opportunities, and to test those, as well as new approaches to our current sales. Our compliance team focuses on ensuring the integrity of the NAPW Network sales process. The team works closely with customer support and sales management to ensure that sales are conducted in an ethical manner and to identify sales representatives who would benefit from enhanced training.

Our Strengths

We believe the following elements give us a competitive advantage to accomplish our mission:

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Dedicated Focus on Diverse Professionals. Our focus on providing career opportunities for diverse professionals differentiates us from other online job seeker websites, such as Indeed or ZipRecruiter. We provide a platform that allows employers to recruit and attract from a targeted pool of diverse candidates rather than a pool of general market candidates. It provides employers unique advantages in terms of costs savings and time and allows employers to advance their corporate DEI strategy. Additionally, our strategic partnerships with diversity-based membership organizations such as TechLatino.org, Kappa Alpha Psi, etc., provide our clients enhanced access to specialized talent using the PDN platform.

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Online and Offline Diversity Career Services. The Company has a comprehensive and coordinated method of connecting diverse job seekers with companies seeking to hire diverse employees using virtual and brick and mortar career fairs. The fairs allow us to connect with local employers, recruiters, and job seekers in specific cities across the U.S. Our career fair services allow the Company to diversity its offerings and complement its online job board services.

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Platform That Harnesses the Power of Web Socialization. We believe that our membership base will continue to grow and that our platform will be an increasingly powerful tool that enables our members to leverage their connections and shared information for the collective benefit of all of the participants on our platform. We believe that we are the first online professional network to focus on the diversity recruitment sector.

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Relationships with Strategic Partners. We consider our partner alliances to be a key value to our clients because they enable us to expand our job distribution and outreach efforts. We continue to expand our relationships with key strategic partners that we believe are valuable to our core clients. Websites for the PDN Network are hosted by a third party, who provides hosting and customization for the Company’s job boards. and also provides sales resources to help promote our PDN Network and our partners’ products. Our websites have backup and contingency plans in place in the event that an unexpected circumstance occurs.

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Relationships with Professional Entities & Organizations. Our team has experience working with multicultural professional organizations. We partner with a number of leading minority professional organizations, including:

o	DisabledPersons.com
o	HireVeterans.com
o	Delta Sigma Theta
o	Iota Phi Theta
o	Kappa Alpha Psi
o	Phi Beta Sigma
o	Black Women TalkTech
o	Job Opportunities for Disabled American Veterans (JOFDAV)
o	PR Girl Manifesto
o	National Association for the Advancement of Colored People (NAACP)
o	The National Urban League
o	Disability Solutions
o	TechLatino
o	LeanIN Latinas
o	ERG Alliance
o	Gamma Phi Omega
o	Lambda Sigma Upsilon
o	Sigma Gamma Rho
o	The Authentic Asian
o	Alpha Phi Alpha

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Customized Technology Platform. The current technology platform being used has been custom-designed and built to facilitate engagement, job searching, real-time job qualification and matching, and text-based communications.

We believe that the following elements give us a competitive advantage with respect to the NAPW Network:

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Exclusive Focus on Professional Women. As a result of NAPW Network’s exclusive focus on professional women, we believe that through NAPW Network we provide a secure and less intimidating environment within which our members can successfully network and establish new and lasting business relationships.

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Attractive Industry Demographic Trends. Favorable demographic trends regarding women’s participation in the labor force will further the growth in NAPW Network’s membership base and we have first-mover advantage with respect to generalized professional networking for women.

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Diverse National Membership Base. The membership base of the NAPW Network is diverse in terms of ethnicity, age, income, experience, industry and occupation. It includes members from small and large corporations, as well as entrepreneurs and business owners. We believe the diversity of the NAPW Network membership base is a key component of its value.

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Comprehensive Product and Service Offerings to Deliver Value to Members. We believe that our comprehensive product offerings provide women valuable tools to help them advance their careers and expand their businesses. Through networking opportunities online and at local chapter events in their communities, regional events and the NAPW Network national networking conference, discounts provided on seminars, webinars and educational certification courses, and opportunities to promote themselves and their businesses, NAPW members are provided the opportunities and tools for their professional development.

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Member Acquisition and Recurring Cash Flow. We believe that NAPW Network’s direct marketing lead generation efforts, which utilize a combination of digital strategies, are among the most efficient in the industry as measured by our internal response and click-through rates. Additionally, in addition to an evolving eCommerce model, the company has been actively growing a member-to-member acquisition model as we strive to move to an organic growth model. We have implemented web-based technologies to assist our members recruit colleagues and friends to the organization. Further, NAPW Network memberships renew annually, providing a valuable recurring stream of cash flow.

Intellectual Property

To protect our intellectual property rights, we rely on a combination of federal, state and common law rights, as well as contractual restrictions. We rely on trade secrets, copyright and trademark rights to protect our intellectual property. We pursue the registration of our domain names and trademarks in the United States. Our registered trademarks in the United States include the “iHispano” mark with stylized logo, the “Black Career Network” mark with stylized logo, the “Professional Diversity Network” mark with our tagline “the power of millions for the benefit of one,” the name “National Association of Professional Women” and “NAPW,” and the name “International Association of Women” and “IAW”, as well as others. We also own the copyrights to certain articles in NAPW publications. We strive to exert control over access to our intellectual property and customized technology by entering into confidentiality and invention assignment agreements with our employees and contractors and confidentiality agreements with third parties in the ordinary course of our business.

Our efforts to protect our proprietary rights may not be successful. Any significant impairment of our intellectual property rights could adversely impact our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time-consuming. Any unauthorized disclosure or use of our intellectual property could make it more expensive to do business and adversely affect our operating results.

Competition

We face significant competition in all aspects of our business. Specifically, with respect to our members and our recruitment consumer advertising and marketing solutions, we compete with existing general market online professional networking websites, such as LinkedIn, Indeed, Zip Recruiter, and Monster Worldwide, Inc., as well as ethnic minority focused social networking websites, such as Diversityjobs.com, Workplacediversity.com, and other companies such as Facebook, Google, Microsoft and Twitter that are developing or could develop competing solutions. We also generally compete with online and offline enterprises, including newspapers, television and direct mail marketers that generate revenue from recruiters, advertisers and marketers, and professional organizations. With respect to our hiring solutions, we also compete with traditional online recruiting companies such as Career Builder, talent management companies such as Taleo, and traditional recruiting firms.

Larger, more well-established companies may focus on professional networking and could directly compete with us. Other companies might also launch new competing services that we do not offer. Nevertheless, we believe that our focus on diverse online professional networking communities and the number of registered users or members, as the case may be, overall and within each affinity group that we serve, are competitive strengths in our market.

Government Regulation

We are subject to a number of federal, state and foreign laws and regulations that affect companies conducting business on the Internet. These laws are still evolving and could be amended or interpreted in ways that could be detrimental to our business. In the United States and abroad, laws relating to the liability of providers of online services for activities of their users and other third-parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement and other theories based on the nature and content of the materials searched, the advertisements posted or the content provided by users. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users and other third parties could materially harm our business. In addition, rising concerns about the use of social networking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities may in the future produce legislation or other governmental action that could require changes to our products or services, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our service.

In the area of information security and data protection, many states have passed laws requiring notification to users when there is a security incident, or security breach for personal data, or requiring the adoption of minimum information security standards that are often unclear and difficult to implement. The costs of compliance with these laws are significant and may increase in the future. Further, we may be subject to significant liabilities if we fail to comply with these laws.

We are also subject to federal, state and foreign laws regarding privacy and protection of member data. We post on our websites our privacy policy and terms of use. Compliance with privacy-related laws may be costly. However, any failure by us to comply with our privacy policy or privacy-related laws could result in proceedings against us by governmental authorities or private parties, which could be detrimental to our business. Further, any failure by us to protect our members’ privacy and data could result in a loss of member confidence in us and ultimately in a loss of members and customers, which could adversely affect our business.

Because our services are accessible worldwide, certain foreign jurisdictions may claim that we are required to comply with their laws, including in jurisdictions where we have no local entity, employees or infrastructure.

Our direct marketing operations with respect to the NAPW Network are subject to various federal and state “do not call” list requirements. The Federal Trade Commission has created a national “do not call” registry. Under these federal regulations, consumers may have their phone numbers added to the national “do not call” registry. Generally, we are prohibited from calling anyone on that registry. Telemarketers are required to pay a fee to access the registry and are required to compare their call lists against the nation’s “do not call” registry at least once every 31 days. The rule provides for fines of up to $16,000 per violation and other possible penalties. These rules may be construed to limit our ability to market our products and services to new customers. Further, we may incur penalties if we do not conduct our telemarketing activities in compliance with these rules.

Seasonality

Our quarterly operating results are affected by the seasonality of employers’ businesses and hiring practices.

Employees

As of December 31, 2023, we had a total of 48 employees; 45 were full-time employees in various United States locations. We also regularly engage independent contractors to perform various services. As of December 31, 2023, we engaged 3 independent contractors. None of our employees are covered by a collective bargaining agreement. We believe that we have good relationships with our employees.

Corporate History

We were incorporated in Illinois in October 2003, under the name of IH Acquisition, LLC and changed our name to iHispano.com LLC in February 2004. In 2007, we changed our business platform and implemented technology to become the operator of communities of professional networking sites for diverse professionals. In March 2012, we changed our name to Professional Diversity Network, LLC. In March 2013, we completed our initial public offering and converted from an Illinois LLC to a Delaware corporation. We acquired the NAPW Network in September 2014.

Our principal executive office is located at 55 E. Monroe Street, Suite 2120, Chicago, Illinois, 60603 and our telephone number is (312) 614-0950. Our website address is www.ipdnusa.com. References to our website address in this prospectus are provided as a convenience and do not constitute, and should not be viewed as an incorporation by reference of the information contained on, or available through, the website. Therefore, such information should not be considered part of this prospectus.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves a high degree of risk. Additional risks not contained herein, incorporated herein by reference, or that we currently believe are immaterial, may also impair our business operations. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Note Regarding Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. When determining whether to invest, you should also refer to the other information contained or incorporated in this prospectus and in the applicable prospectus supplement and any applicable free writing prospectus.

Risks Related to Our Business and Financial Condition

We have incurred net losses, our liquidity has been significantly reduced and we could continue to incur losses and negative cash flow in the future.

We recorded a net loss from continuing operations of approximately $4.5 million for the year ended December 31, 2023, and $3.1 million for the year ended December 31, 2022. We recorded a net loss from continuing operations of approximately $1.4 million for the six month period ended June 30, 2024. Our revenues decreased from $8.3 million during 2022 to $7.7 million during 2023 and $3.4 million for the six month period ended June 30, 2024, and our costs and expenses increased from $11.4 million during 2022, to $12.2 million during 2023. Our costs and expenses for the six month period ended June 30, 2024 were approximately $4.8 million. In addition, we used approximately $3.0 million in cash flow from continuing operations during the year ended December 31, 2023 and approximately $0.8 million in cash flow from continuing operations in the six month period ended June 30, 2024. Our independent registered public accounting firm has included in its audit report for the year ended December 31, 2023, an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. We will need to continue to increase revenues, reduce our corporate operating expenses, raise capital through the issuance of common stock, issue capital in relation to our line of equity, or enter into a strategic merger or acquisition, to achieve profitability and positive cash flow from operations. Despite our efforts, we may not achieve profitability or positive cash flow in the future, and even if we do, we may not be able to sustain being profitable.

The market for online professional networks is highly competitive, and if we are unable to compete effectively our sales and results of operations will suffer.

We face significant competition in all aspects of our business, and we expect such competition to increase, particularly in the market for online professional networks.

Our industry is rapidly evolving and is becoming increasingly competitive. Larger and more established online professional networking companies, such as LinkedIn or Monster Worldwide, may focus on the online diversity professional networking market and could directly compete with us. Rival companies or smaller companies, including application developers, could also launch new products and services that could compete with us and gain market acceptance quickly. Individual employers have and may continue to create and maintain their own network of diverse candidates.

We also expect that our existing competitors will focus on professional diversity recruiting. A number of these companies may have greater resources than we do, which may enable them to compete more effectively. For example, our competitors with greater resources may partner with wireless telecommunications carriers or other Internet service providers that may provide Internet users, especially those that access the Internet through mobile devices, incentives to visit our competitors’ websites. Such tactics or similar tactics could decrease the number of our visits, unique visitors and number of users and members, which would materially and adversely affect our business, operating results and financial condition.

Additionally, users of online social networks, such as Facebook, may choose to use, or increase their use of, those networks for professional purposes, which may result in those users decreasing or eliminating their use of our specialized online professional network. Companies that currently do not focus on online professional diversity networking could also expand their focus to diversity networking. LinkedIn may develop its own proprietary online diversity network and compete directly against us. To the extent LinkedIn develops its own network or establishes alliances and relationships with others, our business, operating results and financial condition could be materially harmed. Finally, other companies that provide content for professionals could develop more compelling offerings that compete with us and adversely impact our ability to keep our members, attract new members or sell our solutions to customers.

Our business depends on strong brands, and any failure to maintain, protect and enhance our brands would hurt our ability to retain or expand our base of members, enterprises and professional organizations, or our ability to increase their level of engagement.

Maintaining, protecting and enhancing all of our brands is critical to expanding the base of members for the PDN Network and NAPW Network and increasing their engagement with the product and services offerings of the Company, and will depend largely on our ability to maintain member trust, be a technology leader and continue to provide high-quality offerings, which we may not do successfully in the future. We have devoted significant resources in developing our brands, particularly NAPW. That brand is predicated on the idea that professional women will trust it and find value in building and maintaining their professional identities and reputations on the NAPW Network platform. Despite our efforts to protect our brands and prevent their misuse, if others misuse any of our brands or pass themselves off as being endorsed or affiliated with the PDN Network or the NAPW Network, it could harm our reputation and our business could suffer. If members of any of our networks or potential members determine that they can use other platforms, such as social networks, for the same purposes as or as a replacement for the PDN Network or the NAPW Network, or if they choose to blend their professional and social networking activities, our brands and the business of the Company could be harmed. Members of any of our networks could find that new product or service offerings that are introduced are difficult to use or may feel that they degrade their experience with our organization, which could harm the reputation of the networks and the Company for delivering high-quality offerings. Our brands are also important in attracting and maintaining high performing employees. If we do not successfully maintain strong and trusted brands for our networks, our business can be materially and adversely affected.

If we do not continue to attract new members to the NAPW Network, or if existing NAPW Network members do not renew their subscriptions, renew at lower levels or on less favorable terms, or fail to purchase additional offerings, we may not achieve our revenue projections, and our operating results would be harmed.

Membership fees and related services from NAPW have declined in recent periods. In order to grow the NAPW Network, we must continually attract new members to the NAPW Network, sell additional product and service offerings to existing NAPW Network members and increase the level of renewals. Our ability to do so depends in large part on the success of our sales and marketing efforts. Unlike companies that provide more tangible products, the nature of our product and service offerings is such that members may decide to terminate or not renew their agreements because they do not see their cancellation as causing significant disruptions to their own businesses.

We must demonstrate to NAPW Network members that our product and service offerings provide them with access to an audience of influential, affluent and highly educated women. However, potential members may not be familiar with our product and service offerings or may prefer other more traditional products and services for their professional advancement and networking needs. The rate at which we expand the NAPW Network’s membership base or increase its members’ renewal rates may decline or fluctuate because of several factors, including the prices of product and service offerings, the prices of products and services offered by competitors or reductions in their professional advancement and networking spending levels due to macroeconomic or other factors and the efficacy and cost-effectiveness of our offerings. If we do not attract new members to the NAPW Network or if NAPW Network members do not renew their agreements for our product and service offerings, renew at lower levels or on less favorable terms or do not purchase additional offerings, our revenue from the segment may fall short of our projections.

We may not be able to successfully identify and complete sufficient acquisitions to meet our growth strategy, and even if we are able to do so, we may not realize the anticipated benefits of these acquisitions.

Part of our growth strategy is to acquire companies that we believe will add to and/or expand our service offerings.

Identifying suitable acquisition candidates can be difficult, time-consuming and costly, and we may not be able to identify suitable candidates or complete acquisitions in a timely manner, on a cost-effective basis or at all. Even if we complete an acquisition, we may not realize the anticipated benefits of such an acquisition. Actual cost savings and synergies which may be achieved from an acquired entity may be lower than expected and may take a longer time to achieve than we anticipate. Our acquisitions have previously required, and any similar future transactions may also require, significant efforts and expenditure, in particular with respect to integrating the acquired business with our historical business. We may encounter unexpected difficulties, or incur unexpected costs, in connection with acquisition activities and integration efforts, which include:

●	conflicts and inconsistencies in information technology and infrastructures;

●	inconsistencies in standards, controls, procedures and policies, business cultures and compensation structures between us and an acquired entity;

●	difficulties in the retention of existing customers and attraction of new customers;

●	overlap of users and members of an acquired entity and one of our websites;

●	difficulties in retaining key employees;

●	the identification and elimination of redundant and underperforming operations and assets;

●	diversion of management’s attention from ongoing business concerns;

●	the possibility of tax costs or inefficiencies associated with the integration of the operations; and

●	loss of customer goodwill.

If we fail to successfully complete the integration of an acquired entity, or to realize the anticipated benefits of the integration of an acquired entity, our financial condition and results of operations could be materially and adversely affected.

We rely heavily on our information systems and if our access to this technology is impaired, or we fail to further develop our technology, our business could be significantly harmed.

Our success depends in large part upon our ability to store, retrieve, process and manage substantial amounts of information, including our database of our members. To achieve our strategic objectives and to remain competitive, we must continue to develop and enhance our information systems. Our future success will depend on our ability to adapt to rapidly changing technologies, to adapt our information systems to evolving industry standards and to improve the performance and reliability of our information systems. This may require the acquisition of equipment and software and the development, either internally or through independent consultants, of new proprietary software. Our inability to design, develop, implement and utilize, in a cost-effective manner, information systems that provide the capabilities necessary for us to compete effectively would materially and adversely affect our business, financial condition and operating results.

Our direct sales strategy, which requires personal interaction with employers and third-party recruiters, may limit our ability to grow recruitment revenue and recruitment advertising revenue.

As part of our strategy to market our products and services directly to employers and third-party recruiters, we rely on our direct sales force for recruitment revenue and recruitment advertising revenue. We currently employ professionals in sales, sales support and marketing who are trained in selling our products and services. We continuously attempt to optimize the direct sales team and refine the manner in which our products and services are sold. While the Company made progress in growing its direct sales, we have not matured the sales force to the point of predictability, nor have we sold enough services to achieve profitability. There is no assurance that our direct sales strategy will yield sufficient recruitment revenue and recruitment advertising revenue in the future.

We may not timely and effectively scale and adapt our existing technology and network infrastructure to ensure that our websites are accessible within an acceptable load time.

An element that is key to our continued growth is the ability of our members and other users that we work with to access any of our websites within acceptable load times. We call this website performance. We have experienced, and may in the future experience, website disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, human or software errors, capacity constraints due to an overwhelming number of users accessing our websites simultaneously, and denial of service or fraud or security attacks. In some instances, we may not be able to identify the cause or causes of these website performance problems within an acceptable period of time.

If any of our websites are unavailable when users attempt to access them or they do not load as quickly as users expect, users may seek other websites to obtain the information or services for which they are looking and may not return to our websites as often in the future, or at all. This would negatively impact on our ability to attract members and other users and increase engagement on our websites. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, operating results and financial condition may be materially and adversely affected.

Our business involves higher risks associated with remote work.

RemoteMore’s business heavily relies on remote working with its customers, which means many contractors will use their own personal devices and home networks to perform work tasks. This presents some of the largest risks to the worker and the business. Many personal devices lack the hardened nature of a corporate device and other security capabilities, such as encryption, auto-backups, authentication and security monitoring, which may expose our business or our customers’ business to additional risk of cyber-attack. This remote working environment makes it more difficult to monitor contractor access to data, information sent and received online, and legitimacy of access.

Our systems are vulnerable to natural disasters, acts of terrorism and cyber-attacks.

Our systems are vulnerable to damage or interruption from catastrophic occurrences such as earthquakes, floods, fires, power loss, telecommunication failures, terrorist attacks, cyber-attacks and similar events. For systems which are not based in cloud storage, we have implemented a disaster recovery program, maintained by a third-party vendor, which allows us to move production to a back-up data center in the event of a catastrophe. Although this program is functional, it does not yet provide a real-time back-up data center, so if our primary data center shuts down, there will be a period of time that such website will remain shut down while the transition to the back-up data center takes place. Despite any precautions we may take, the occurrence of a natural disaster or other unanticipated problems at our hosting facilities could result in lengthy interruptions in our services. Although we carry cyber security insurance, our claims may exceed the insurance coverage, and we may not be fully compensated by third party insurers in the event of service interruption or cyber-attack. Furthermore, our business may never recover from such an event.

If our security measures are compromised, or if any of our websites are subject to attacks that degrade or deny the ability of members or customers to access our solutions, members and customers may curtail or stop use of our solutions.

Our members provide us with information relevant to their professional networking and/or career-seeking experience with the option of having their information become public or remain private. If we experience compromises to our security that result in website performance or availability problems, the complete shutdown of our websites or the loss or unauthorized disclosure of confidential information, our members may lose trust and confidence in us, and will use our websites less often or stop using our websites entirely. Further, outside parties may attempt to fraudulently induce employees, members or customers to disclose sensitive information in order to gain access to our information or our members’ or customers’ information. Because the methods used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often are not recognized until launched against a target and may originate from less regulated and remote areas around the world, we may be unable to proactively address these methods or to implement adequate preventative measures. Any or all of these issues could negatively impact our ability to attract new members and increase engagement by existing members, cause existing members to close their accounts or existing customers to cancel their contracts, subject us to lawsuits, regulatory fines or other action or liability, thereby materially and adversely affecting our reputation, our business, operating results and financial condition.

The widespread adoption of different smart phones, smart phone operating systems and mobile applications, or apps, could require us to make substantial expenditures to modify or adapt our websites, applications and services.

The number of people who access the Internet through devices other than personal computers, including personal digital assistants, smart phones and handheld tablets or computers, has increased dramatically in the past few years and we believe this number will continue to increase. Each manufacturer or distributor of these devices may establish unique technical standards, and our services may not work or be viewable on these devices as a result. Furthermore, as new devices and new platforms are continually released, it is difficult to predict the problems we may encounter in developing versions of our services for use on these alternative devices and we may need to devote significant resources to the creation, support and maintenance of such devices. Our websites are designed using responsive technology and are built to provide a positive user experience on a user’s Internet device, whether a mobile phone, and tablet, laptop or personal computer. If we are slow to develop products and technologies that are compatible with such devices, we might fail to capture a significant share of an increasingly important portion of the market for our services.

If Internet search engines’ methodologies are modified or our search result page rankings decline for other reasons, our member engagement and number of members and users could decline.

We depend in part on various Internet search engines, such as Google, Bing and Yahoo!, to direct a significant amount of traffic to our websites. Our ability to maintain the number of visitors directed to our websites is not entirely within our control. Our competitors’ search engine optimization (“SEO”) efforts may result in their websites receiving a higher search result page ranking than ours, or Internet search engines could revise their methodologies in an attempt to improve their search results, which could adversely affect the placement of our search result page ranking. If search engine companies modify their search algorithms in ways that are detrimental to our new user growth or in ways that make it harder for our members to use our websites, or if our competitors’ SEO efforts are more successful than ours, overall growth in our member base could slow, member engagement could decrease, and we could lose existing members. These modifications may be prompted by search engine companies entering the online professional networking market or aligning with competitors. Our websites have experienced fluctuations in search result rankings in the past, and we anticipate similar fluctuations in the future. Any reduction in the number of users directed to our websites would materially harm our business and operating results. Our platform includes connectivity across the social graph, including websites such as Facebook, LinkedIn and X (formerly Twitter). If for any reason these websites discontinue or alter their current open platform policy, it could have a negative impact on our user experience and our ability to compete in the same manner we do today.

Wireless communications providers may give their customers greater access to our competitors’ websites.

Wireless communications providers may provide users of mobile devices greater access to websites that compete with our websites at more favorable rates or at faster download speeds. This could have a material adverse effect on the Company’s business, operating results and financial condition. Creation of an unequal playing field in terms of Internet access could significantly benefit larger and better capitalized companies competing with us.

The effect of significant declines in our ability to generate revenue may not be reflected in our short-term results of operations.

We recognize revenue from sales of our hiring solutions over the life of a contract (typically 12 months) beginning the first month after the contract is signed. As a result, a significant portion of the revenue we report in each quarter is generated from agreements entered into during previous quarters. In addition, we may be unable to adjust our fixed costs in response to reduced revenue. Accordingly, the effect of significant declines in our ability to generate revenue may not be reflected in our short-term results of operations.

The existing global economic and financial market environment has had, and may continue to have, a negative effect on our business and operations.

Demand for our services is sensitive to changes in the level of economic activity. Many companies hire fewer employees when economic activity is slow. Following the financial crisis in 2008, and again following the development of the COVID-19 pandemic in 2020, unemployment in the United States increased and hiring activity was limited. Although the economy has begun to recover and unemployment in the United States has improved, if the economy does not continue to recover or worsens, or unemployment returns to high levels, demand for our services and our revenue may be reduced. In addition, lower demand for our services may lead to lower prices for our services. The volatility in global financial markets may also limit our ability to access the capital markets at a time when we would like, or need, to raise capital, which could have an impact on our ability to react to changing economic and business conditions. Accordingly, if the economy does not fully recover or worsens, our business, results of operations and financial condition could be materially and adversely affected.

Our growth strategy may fail as a result of changing social trends.

Our business is dependent on the continuity of certain social trends, such as the increasing socialization of the Internet, the demographic trend towards women’s career advancement, the growing ethnic diversity of the United States population and labor force, a regulatory environment that promotes diversity in the workplace, the growing ethnic population’s spending power and the acceptance and growth of online recruitment and advertising. Some or all of these trends may change over time. For example, increased privacy concerns may jeopardize the growth of online social and professional network websites. Furthermore, it is possible that people may not want to identify in online social or professional networks with a focus on diversity at all. Or alternatively, people who belong to more than one diversity group (such as Hispanic-American females, among others) may not be drawn to our websites, which singularly focus on one specific diversity group. In addition, a recent Supreme Court case ruled that race-conscious admissions decisions by universities are constitutionally impermissible. While the decision does not apply by its terms outside of higher education, it remains to be seen what impact it may have on private sector hiring practices in businesses and corporations or on DEI programs and initiatives generally. To the extent that the Court’s decision leads corporations or other hiring entities to re-examine or scale back their diversity-related programs and initiatives, the market for some of our services may be adversely affected.

Our strategy may fail as a result of these changing social trends, and if we do not timely adjust our strategy to adapt to changing social trends, we will lose members, and our business, operating results and financial condition would be materially and adversely affected.

The regulatory environment favorable to promoting diversity in the workplace may change.

Federal and state laws and regulations require certain companies engaged in business with governmental entities to report and promote diverse hiring practices. Repeal or modification of such laws and regulations could decrease the incentives for employers to actively seek diverse employee candidates through networks such as ours and materially affect our revenues.

If our member profiles are out-of-date, inaccurate or lack the information that users and customers want to see, we may not be able to realize the full potential of our networks, which could adversely impact our future growth.

We do not impose any selective or qualification criteria on membership and do not verify that any member of a particular Company website qualifies as a member of the ethnic, cultural or other group identified by that website. If our members do not update their information or provide accurate and complete information when they join our networks or do not establish sufficient connections, the value of our networks may be negatively impacted because our value proposition as diversity professional networks and as a source of accurate and comprehensive data will be weakened. For example, our hiring solutions customers may find that certain members misidentify their ethnic, national, cultural, racial, religious or gender classification, which could result in mismatches that erode customer confidence in our solutions. Similarly, incomplete or outdated member information would diminish the ability of our marketing solutions customers to reach their target audiences and our ability to provide research data to our customers. Therefore, we must provide features and products that demonstrate the value of our networks to our members and motivate them to add additional, timely and accurate information to their profile and our networks. If we fail to successfully motivate our members to do so, our business, operating results and financial condition could be materially and adversely affected.

Failure to protect or enforce our intellectual property rights could materially harm our business and operating results.

We regard the protection of our intellectual property as critical to our success. In particular, we must maintain, protect and enhance our brands. We strive to protect our intellectual property rights by relying on federal, state and common law rights, as well as contractual restrictions. In the ordinary course, we enter into confidentiality and invention assignment agreements with our employees and contractors, and confidentiality agreements with parties with whom we conduct business in order to limit access to, and disclosure and use of, our proprietary information and customized technology platform. However, these contractual arrangements and the other steps we have taken to protect our intellectual property may not prevent the misappropriation of our proprietary information or deter independent development of similar technologies by others.

We pursue the registration of our domain names, trademarks, and service marks in the United States and in certain locations outside the United States. Effective trademarks, trade dress and domain names are expensive to develop and maintain, both in terms of initial and ongoing registration requirements and the costs of defending our rights. We are seeking to protect our trademarks and domain names, a process that is expensive and may not be successful.

Litigation may be necessary to enforce our intellectual property rights or determine the validity and scope of proprietary rights claimed by others. Any litigation of this nature, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could adversely affect our business and operating results. We may incur significant costs in enforcing our trademarks against those who attempt to imitate our brands. If we fail to maintain, protect and enhance our intellectual property rights, our business and financial condition could be materially and adversely affected.

We process, store and use personal information and other data, which subjects us to governmental regulation, enforcement actions and other legal obligations or liability related to data privacy and security, and our actual or perceived failure to comply with such obligations could materially and adversely affect our business.

We receive, store and process personal information and other member data, and we enable our members to share their personal information with each other and with third parties. There are numerous federal, state, local and foreign laws regarding privacy and the storing, sharing, use, processing, disclosure and protection of personal information and other member data, the scope of which are changing, subject to differing interpretations and may be inconsistent between countries or conflict with other rules. We generally comply with industry standards and adhere to the terms of our privacy policies and privacy-related obligations to third parties (including voluntary third-party certification bodies such as TRUSTe). We strive to comply with all applicable laws, policies, legal obligations and industry codes of conduct relating to privacy and data protection. However, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us to comply with our privacy policies, our privacy-related obligations to users or other third parties, or our privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other member data, may result in governmental enforcement actions, litigation or public statements against us by consumer advocacy groups or others and could cause our members and customers to lose trust in us, which could have an adverse effect on our business. Additionally, if third parties we work with, such as customers, vendors or developers, violate applicable laws or our policies, such violations may also put our members’ information at risk and could in turn have an adverse effect on our business.

Public scrutiny of Internet privacy issues may result in increased regulation and different industry standards, which could deter or prevent us from providing our current products and solutions to our members and customers, thereby materially harming our business.

The regulatory framework for privacy issues worldwide is currently in flux and is likely to remain so for the foreseeable future. Practices regarding the collection, use, storage, transmission and security of personal information by companies operating over the Internet have recently come under increased public scrutiny. The U.S. government, including the Federal Trade Commission and the Department of Commerce, has announced that it is reviewing the need for greater regulation for the collection of information concerning consumer behavior on the Internet, including regulation aimed at restricting certain on-line tracking and targeted advertising practices. In addition, various government and consumer agencies have also called for new regulations and changes in industry practices.

Our business could be adversely affected if legislation or regulations are adopted, interpreted or implemented in a manner that is inconsistent with our current business practices or that require changes to these practices, the design of our websites, products, features or our privacy policy. In particular, the success of our business has been, and we expect will continue to be, driven by our ability to use the data that our members share with us in accordance with each of our website privacy policies and terms of use. Therefore, our business, operating results and financial condition could be materially and adversely affected by any significant change to applicable laws, regulations or industry practices regarding the use or disclosure of data our members choose to share with us, or regarding the manner in which the express or implied consent of consumers for such use and disclosure is obtained. Such changes may require us to modify our products and features, possibly in a material manner, and may limit our ability to develop new products and features that make use of the data that our members voluntarily share with us.

Our business is subject to a variety of U.S. laws and regulations, many of which are unsettled and still developing and which could subject us to claims or otherwise materially harm our business.

We are subject to a variety of laws and regulations in the United States, including laws regarding data retention, privacy and consumer protection, which are continually evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting. For example, laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, the ads posted or the content provided by users. In addition, regulatory authorities are considering a number of legislative and regulatory proposals concerning data protection and other matters that may be applicable to our business. It is difficult to predict how existing laws will be applied to our business and the new laws to which we may become subject. See the discussion included in Part 1, Item 1. “Business-Government Regulation” in our Annual Report.

If we are not able to comply with these laws or regulations or if we become liable under these laws or regulations, we could be harmed, and we may be forced to implement new measures to reduce our exposure to this liability. This may require us to expend substantial resources or to discontinue certain solutions, which would materially and adversely affect our business, financial condition and results of operations. In addition, the increased attention focused upon liability issues as a result of lawsuits and legislative proposals could materially harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could materially and adversely affect our business, financial condition and results of operations.

We are currently party to litigation and may in the future be subject to additional legal proceedings and litigation, which may be costly to defend and could materially and adversely affect our business results or operating and financial condition.

We are currently party to litigation and may be party to additional lawsuits in the normal course of business. Results of the litigation to which we are a party cannot be predicted with certainty and there can be no assurance that this litigation will be resolved in our favor. We are a party to one proceeding in which the court recently granted summary judgment against NAPW on claims of failure to pay overtime wages. These matters are described in more detail under the heading “Legal Proceedings” in our Annual Report and our other periodic filings with the SEC. Litigation in general is often expensive and disruptive to normal business operations. We may face in the future allegations and lawsuits that we have infringed the intellectual property and other rights of third parties, including patents, privacy, trademarks, copyrights and other rights. Litigation, particularly intellectual property and class action matters may be protracted and expensive, and the results are difficult to predict. Adverse outcomes may result in significant settlement costs or judgments, including monetary damages, require us to modify our products and features while we develop non-infringing substitutes or require us to stop offering certain features.

From time-to-time, we may face claims against companies that incorporate open source software into their products, claiming ownership of, or demanding release of, the source code, the open source software and/or derivative works that were developed using such software, or otherwise seeking to enforce the terms of the applicable open source license. These claims could also result in litigation, require us to purchase a costly license or require us to devote additional research and development resources to change our solutions, any of which could have a negative effect on our business and operating results.

Our success depends in large part upon our management and key personnel. Our inability to attract and retain these individuals could materially and adversely affect our business, results of operations and financial condition.

We are highly dependent on our management and other key employees. The skills, knowledge and experience of our management team, are critical to the growth of our business. In particular, Mr. Adam He, our Chief Executive Officer, provides significant leadership in every aspect of our business operations and strategic direction. Mr. He is supported by a talented group of knowledgeable executives in business operations, sales and marketing, and information technology. Our future performance will be dependent upon the continued successful service of members of our management and key employees. We do not maintain life insurance for any of the members of our management team or other key personnel. Competition for management in our industry is intense, and although we have entered into employment agreements with certain members of our management team, we may not be able to retain our management and key personnel or attract and retain new management and key personnel in the future, which could materially and adversely affect our business, results of operations and financial condition.

The impact of the COVID-19 pandemic has had, and is expected to continue to have, may have an adverse effect on our business and our financial results.

The COVID-19 pandemic has negatively impacted the global economy disrupting consumer spending, workforce development, and global supply chains and creating significant volatility and disruption of financial markets. The COVID-19 pandemic may continue to have an adverse effect on our business and financial performance. The extent of the impact of the COVID-19 pandemic, including our ability to execute our business strategies as planned, will depend on future developments, including the duration and severity of the pandemic, which are highly uncertain and cannot be predicted. The COVID-19 pandemic could also adversely affect our liquidity and ability to access the capital markets. Uncertainty regarding the duration of the COVID-19 pandemic may adversely impact our ability to raise additional capital, or require additional capital, or require additional reductions in capital expenditures that are otherwise needed to implement our strategies.

Risks Related to Our Common Stock and the Offering

Our significant stockholder and our directors and executive officers have substantial control over the Company and could limit your ability to influence the outcome of key transactions, including changes of control.

Cosmic Forward Limited (“CFL”) beneficially owned approximately 20.4% of our common stock as of October 15, 2024. As a result of its ownership CFL is able to influence significantly all matters requiring approval by our stockholders, including the election of directors. In addition, our directors and executive officers and their affiliated entities, in the aggregate, beneficially own approximately 11% of our outstanding common stock as of October 15, 2024. Stockholders other than these principal stockholders may, therefore, have relatively little influence on decisions regarding such matters. These stockholders may have interests that differ from yours, and they may vote in a way with which you disagree and that may be averse to your interests. The concentration of ownership of our common stock may have the effect of delaying, preventing or deterring a change of control of our Company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our Company and may affect the market price of our common stock. This concentration of ownership also limits the number of shares of stock likely to be traded in public markets and, therefore, will adversely affect liquidity in the trading of our common stock. This concentration of ownership of our common stock may also have the effect of influencing the completion of a change in control that may not necessarily be in the best interests of all of our stockholders.

The market price for our securities may be subject to wide fluctuations and the value of an investment in our common stock may decline.

The trading price of our common stock has been, and is likely to continue to be, volatile. Our closing stock price has ranged from $1.22 to $7.64 during the fiscal year of 2023 and from $0.43 to $3.01 in the first nine months of 2024. In addition to the factors discussed in this prospectus, the trading price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	price and volume fluctuations in the stock market, including as a result of trends in the economy as a whole or relating to companies in our industry;

●	actual or anticipated fluctuations in our revenue, operating results or key metrics, including our number of members and unique visitors;

●	investor sentiment with respect to our competitors, our business partners and our industry in general;

●	announcements by us or our competitors of significant products or features, technical innovations, strategic partnerships, joint ventures or acquisitions;

●	additional shares of our common stock being sold into the market by us or our existing stockholders or the anticipation of such sales; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

The securities of technology companies, especially Internet companies, have experienced wide fluctuations subsequent to their initial public offerings, including trading at prices below the initial public offering prices. Factors that could affect the price of our common stock include risk factors described in this section. In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are not related to the operating performance of particular industries or companies. These market fluctuations may also have a material adverse effect on the market price of our common stock.

Future sales or other dilution of our equity could cause the market price of our common stock to decline.

The market price of our common stock could decline as a result of (i) sales of our common stock in the public market, particularly sales by CFL and/or our directors, executive officers, employees, or other significant stockholders, (ii) a large number of shares of our common stock becoming available for sale, or (iii) the perception in the market that holders of shares intend to sell their shares. Additionally, CFL has the right to require the Company to register for public resale of its held shares under a registration statement filed with the SEC. The eventual resale of some or all of such shares, or the perception that such sale or sales could be imminent, could result in a material decline in the market value of our common stock. Sales of securities under our “shelf” registration statement, of which this prospectus is a part, and which allows for the issuance of shares of our common stock, preferred stock, rights, warrants, and units from time to time up to an aggregate amount of $25,000,000, may also cause the market price of our stock to decline.

In June 2023, we entered into a stock purchase agreement with Tumim Stone Capital LLC (“Tumim Stone”), under which we have the right, but not the obligation, to sell to Tumim Stone, and Tumim Stone is obligated to purchase, up to $12,775,000 worth of newly issued shares of our common stock, subject to certain limitations and conditions and the satisfaction (or, where permissible, the waiver) of the conditions set forth in the stock purchase agreement. The purchase price of shares that we sell to Tumim Stone under this agreement (other than the initial sale under that agreement) is 97% of the lowest daily average of the daily volume weighted average prices of our common stock for the three-day period prior to our election to sell shares. The amount of shares we may sell under the purchase agreement may be limited by Nasdaq rules, our public float and certain beneficial ownership limitations in the agreement. To the extent we utilize this equity line in the future by selling additional shares of common stock, the market price of our common stock may be adversely affected. As of the date of this prospectus, we had sold $2,846,017 in shares of our common stock under the purchase agreement with Tumim Stone (excluding the 176,222 shares of our common stock we issued as commitment shares under the agreement).

The Company’s 2013 Equity Compensation Plan (the “2013 Plan”) was adopted for the purpose of providing equity incentives to employees, officers, directors and consultants including options, restricted stock, restricted stock units, stock appreciation rights, other equity awards, annual incentive awards and dividend equivalents. Following amendments approved by the Company’s stockholders in June 2017, November 2018 and June 2021, the Company was authorized to issue 750,000 shares under the amended 2013 Plan.

In April 2023, the Board of Directors adopted a new equity incentive plan, the Professional Diversity Network, Inc. 2023 Equity Compensation Plan (the “2023 Equity Compensation Plan”). The 2023 Equity Compensation Plan was approved by our stockholders on June 15, 2023. The 2023 Equity Compensation Plan supersedes and replaces the 2013 Plan, and no new awards will be granted under the 2013 Plan. Any awards outstanding under the 2013 Plan remain subject to and will be paid under the 2013 Plan. The 2023 Equity Compensation Plan reserves 750,000 shares of common stock for issuance of awards to directors, officers, employees and qualifying consultants of the Company and its affiliates.

For more information about our equity compensation plans, please see Note 13 of our Consolidated Financial Statements included in our Annual Report.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of our Company more difficult, limit attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated certificate of incorporation and amended and restated bylaws include provisions that:

●	authorize our board of directors to issue, without further action by the stockholders, up to 1,000,000 shares of undesignated preferred stock;

●

establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our board of directors, and also specify requirements as to the form and content of a stockholder’s notice;

●	that our directors may be removed only for cause and only by the affirmative vote of at least a majority of the total voting power of our outstanding capital stock, voting as a single class; and

●

do not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock voting in any election of directors to elect all of the directors standing for election, if they should so choose).

These provisions may frustrate or prevent attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder. Finally, the substantial number of shares of common stock owned by CFL may make it more difficult for any third party to effect a change in control without CFL’s approval.

If we are unable to regain and maintain compliance with Nasdaq continued listing standards, including maintenance of at least $2.5 million of stockholders’ equity and maintenance of a $1.00 minimum bid price, our common stock may be delisted from Nasdaq.

As we have previously disclosed, on May 21, 2024, we received a letter from Nasdaq notifying us that we were not in compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq because we reported stockholders’ equity of less than $2.5 million in our Quarterly Report on Form 10-Q for the period ended March 31, 2024, and we did not meet the alternative tests for market value of listed securities or net income from continuing operations. In accordance with the notice, within 45 days of receiving the letter, we submitted a plan to regain compliance with the minimum stockholders’ equity standard. Based on the Nasdaq staff’s review of our plan, Nasdaq granted us an extension of 180 calendar days from the date of the notification letter to regain compliance (i.e., until November 17, 2024). If we regain compliance by November 17, 2024, Nasdaq will continue to monitor our ongoing compliance and, if at the time our next period report is filed with the SEC we do not evidence continued compliance, our common stock may be subject to delisting.

On June 27, 2024, we received a separate notice that we were not in compliance with the minimum bid price requirement for continued listing on Nasdaq because for the prior 30 consecutive trading days, the closing bid price of our common stock was below the $1.00 per share minimum required. Nasdaq listing rules provide for a compliance period of 180 calendar days (i.e., until December 24, 2024) in which to regain compliance. We will regain compliance if the closing bid price of our common stock is $1.00 per share or higher for a minimum period of ten consecutive business days during this compliance period. In the event we do not regain compliance, we may be eligible for additional time. To qualify, we will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq, with the exception of the bid price requirement, and will need to provide written notice of our intention to cure the deficiency during a second compliance period, by effecting a reverse stock split if necessary. If we meet these requirements, Nasdaq will inform us that we have been granted an additional 180 calendar days. However, if it appears to the staff of Nasdaq that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq will provide notice that our securities will be subject to delisting.

There can be no assurance that we will be able to regain compliance with these listing requirements and maintain our Nasdaq listing in the future. In the event we are unable to regain and maintain compliance with Nasdaq continued listing standards and our common stock is delisted from Nasdaq, it could likely lead to a number of negative implications, including an adverse effect on the price of our common stock, reduced liquidity in our common stock, the loss of federal preemption of state securities laws and greater difficulty in obtaining financing including through public or private sales of equity securities. Delisting also could have other negative results, including the potential loss of employee confidence, the loss of institutional investors or interest in business development opportunities. In the event of a delisting, we would take actions to restore our compliance with Nasdaq’s continued listing standards, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s continued listing requirements.

We do not intend to pay dividends in the foreseeable future.

We do not intend to declare or pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

CFL holds participation rights and other rights that could affect our ability to raise funds.

Under our stockholders agreement with CFL and each of its shareholders (collectively, the “CFL Shareholders”), we granted to CFL and the CFL Shareholders a participation right with respect to any future issuances of common stock by the Company, such that CFL and the CFL Shareholders may purchase an amount of shares necessary to maintain CFL’s then-current beneficial ownership interest, up to a maximum of 54.64% of our then-outstanding common stock, on a fully-diluted basis, subject to certain exceptions. This participation right could limit our ability to enter into equity financing and to raise funds from third parties.

In connection with the stockholder's agreement with CFL and the CFL Shareholders, we also granted to CFL and the CFL Shareholders unlimited demand, shelf and piggyback registration rights, effective upon the expiration of CFL’s initial lock-up period, to require us to effect a registration under the Securities Act of a resale of the shares of common stock held by CFL. This may create the perception of a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intent to sell their shares, especially if CFL were to exercise its registration rights, thereby potentially further limiting our ability to enter into equity financings and to raise funds from third parties.

Techniques employed by short sellers may drive down the market price of the Company’s common stock.

Short selling is the practice of selling securities that the seller does not own, but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is, therefore, in the short seller’s best interests for the price of the stock to decline, many short sellers (sometime known as “disclosed shorts”) publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a stock short. While traditionally these disclosed shorts were limited in their ability to access mainstream business media or to otherwise create negative market rumors, the rise of the Internet and technological advancements regarding document creation, videotaping and publication by weblog (“blogging”) have allowed many disclosed shorts to publicly attack a company’s credibility, strategy and veracity by means of so-called research reports that mimic the type of investment analysis performed by large Wall Street firm and independent research analysts.

These short attacks have led to the selling of shares in the market, on occasion in large scale and broad base. Issuers who have limited trading volumes and are susceptible to higher volatility levels than U.S. domestic large-cap stocks can be particularly vulnerable to such short attacks.

Reports and information have been published about us which have occasionally been followed by a decline in our stock price. It is not clear what additional effects the negative publicity will have on the Company, if any, other than potentially affecting the market price of our common stock. Additionally, such allegations against the Company could negatively impact its business operations and stockholders’ equity, and the value of any investment in the Company’s stock could be reduced.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes and/or as indicated in the applicable prospectus supplement. Such purposes may include working capital, capital expenditures, repayment and refinancing of debt, the acquisition of companies, businesses, technology or other assets, or any other purpose set forth in the applicable prospectus supplement. We have not determined the amount of net proceeds to be used specifically for any such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds. We may temporarily invest the net proceeds in short-term investments until they are used for their intended purpose.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus, if required at that time:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF OUR CAPITAL STOCK

The following summary is a description of the material terms of our capital stock. This summary is not meant to be complete and is qualified by reference to the applicable provisions of the Delaware General Corporation Law (“DGCL”) and our certificate of incorporation and bylaws, each as amended. You are urged to read those documents carefully. Copies of our certificate of incorporation and bylaws are incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

Authorized Capitalization

Our authorized capital stock consists of 45,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of undesignated preferred stock, par value $0.01 per share. As of October 15, 2024, 13,196,385 shares of our common stock are issued and outstanding. No shares of preferred stock are issued and outstanding as of the date of this prospectus.

Common Stock

General. We may issue and offer shares of our common stock. Shares of common stock that we may issue will be validly issued, fully paid and non-assessable.

Dividends. Subject to preferential dividend rights of any other class or series of stock, the holders of shares of our common stock are entitled to receive dividends, including dividends of our stock, if, as and when declared by our board of directors, subject to any limitations applicable by law and to the rights of the holders, if any, of our preferred stock.

Liquidation. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of our common stock will be entitled to share ratably in all assets that remain, subject to any rights that are granted to the holders of any class or series of preferred stock.

Voting Rights. For all matters submitted to a vote of stockholders, each holder of our common stock is entitled to one vote for each share registered in the holder’s name. Holders of our common stock vote together as a single class. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of Preferred Stock, a majority of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

Other Rights and Restrictions. Subject to the preferential rights of any other class or series of stock, all shares of our common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities. Our Amended & Restated Certificate of Incorporation and Amended & Restated Bylaws do not restrict the ability of a holder of our common stock to transfer the holder’s shares of our common stock.

The rights, powers, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

General. Our board of directors is authorized, subject to any limitations prescribed by law, without further stockholder approval, to issue from time to time up to an aggregate of 1,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. None of such authorized shares are presently outstanding. With respect to each such series, our board of directors has the authority to fix the designation, powers, preferences, relative rights, qualifications and restrictions of such series. In particular, our board of directors has authority with respect to each series of preferred stock to determine the number of shares constituting such series and the distinctive designation of such series, dividend rate and relative rights of priority of payment of dividends, voting rights, conversion rights, terms of redemption, terms and amount of any sinking fund, rights upon liquidation, dissolution or winding up, and relative rights of priority of payment and any other relative rights, preferences and limitations of the shares of such series.

Our board of directors may from time to time increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of such series then outstanding, by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof and restoring such unissued shares to the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance without further action by our stockholders.

The rights of the holders of our common stock would be subject to the rights of holders of any preferred stock issued in the future. The effects of such issuance, among other things, could include dilution in the voting power of the common stock if the preferred stock has voting rights and the reduction or restriction of the rights of holders of common stock to receive a payment in the event of our liquidation, dissolution or winding up. The issuance of preferred stock may render more difficult or expensive or tend to discourage a merger, tender offer, or proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management.

Preferred Stock Offered Hereby. If we offer preferred stock pursuant to this prospectus, the applicable prospectus supplement will describe the terms of such preferred stock, including the following, where applicable:

●	the distinctive designation of the series and the number of shares that constitute the series;

●	the purchase price;

●

the dividend rate, if any, of the series, the conditions and dates upon which any dividends shall be payable, the relation which the dividends payable on the series shall bear to the dividends payable on any other class or classes of stock or any other series of preferred stock, and whether the dividends shall be cumulative, non-cumulative or partially cumulative;

●

whether the shares of the series will be subject to redemption by us and whether such redemption is at our option, the holders of the shares of the series or any other person and, if made subject to redemption, the times, prices and other terms and conditions of the redemption;

●

the rights of the holders of the shares of the series upon dissolution of, or upon the distribution of assets of the Company, and the amount payable on the shares of the series in the event of voluntary or involuntary liquidation of the Company;

●	the relative ranking and preferences of the preferred stock of the series as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of the series;

●

whether or not the shares of the series shall be convertible into or exchangeable for shares of any other classes or of any other series of any class or classes of our stock and, if provision is made for such conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of the conversion or exchange;

●	the extent of any preemptive rights to which the holders of the shares of the series will be entitled;

●	the extent, if any, to which the holders of the shares of the series shall be entitled to vote with respect to the election of directors or otherwise;

●	whether the preferred stock of the series will be listed on a national securities exchange or quoted on an automated quotation system;

●	federal income tax considerations; and

●	the other material terms, rights and privileges, and any qualifications, limitations or restrictions of the rights or privileges of the series.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to our certificate of incorporation and the certificate of designations relating to the particular series of preferred stock, which will be filed with the SEC.

Anti-Takeover Effects of Our Certificate of Incorporation and Bylaws and Certain Provisions of Law

Some provisions of Delaware law, our Amended & Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and our Second Amended & Restated Bylaws (our “Bylaws”) contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Section 203 of the DGCL prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

●	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

●

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

●

on or after such time the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

An interested stockholder is defined as a person who, together with any affiliates or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. The term “business combination” is broadly defined to include a broad array of transactions, including mergers, consolidations, sales or other dispositions of assets having a total value in excess of 10% of the consolidated assets of the corporation or all of the outstanding stock of the corporation, and some other transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.

Our Certificate of Incorporation and Bylaws

Provisions of our Amended & Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and our Second Amended & Restated Bylaws (our “Bylaws”) may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.

Among other things, our Certificate of Incorporation and Bylaws:

●

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock, be filled by a majority of directors then in office, even if less than a quorum, or by the sole remaining director;

●	provide that our Amended & Restated Certificate of Incorporation may be amended by the affirmative vote of the holders of at a majority of our then outstanding voting stock;

●

provide that special meetings of our stockholders may only be called by a chairperson, a majority of the directors then in office, our Chief Executive Officer (or our President in the absence of our Chief Executive Officer), or stockholders holding at least 25% or more of the total voting power of the outstanding shares of capital stock of the Company entitled to vote; and

●	provide that our Bylaws can be amended by our board of directors.

Limitations of Liability and Indemnification Matters

Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●	for any breach of their duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

●	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our Certificate of Incorporation and Bylaws also permit us to purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification. We believe that the limitation of liability provision and the indemnification provisions of our Certificate of Incorporation and Bylaws facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing

Our common stock is listed on Nasdaq under the symbol “IPDN.”

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock and preferred stock in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements to be entered into by us, a warrant agent to be named by us, and the holders from time to time of the warrants, and the prospectus supplement relating to the warrants. Copies of the form agreement for each warrant and the warrant certificate, if any, reflecting the provisions to be included in such agreements that will be entered into with respect to a particular offering of each type of warrant, will be filed with the SEC and incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. You should read the applicable warrant agreement for additional information before you purchase any of our warrants.

The prospectus supplement relating to any warrants we offer will describe the specific terms relating to the offering. These terms may include some or all of the following:

●	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

●	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

●	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

●

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

●

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

●	any applicable material U.S. federal income tax consequences;

●	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

●	if applicable, the date from and after which the warrants and the common stock and preferred stock will be separately transferable;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the procedures and conditions relating to the exercise of the warrants;

●	information with respect to book-entry procedures, if any;

●	the triggering event and the terms upon which the exercise price and the number of underlying securities that the warrants are exercisable into may be adjusted;

●	the anti-dilution provisions of the warrants, if any;

●	any redemption or call provisions;

●	whether the warrants may be sold separately or with other securities as parts of units; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Until the warrants are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF RIGHTS

We may issue rights to our stockholders to purchase shares of our common stock or preferred stock described in this prospectus. We may offer rights separately or together with one or more additional rights, preferred stock, common stock, warrants or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent for any rights we offer will be set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise them;

●	the conditions to the completion of the offering;

●	the withdrawal, termination and cancellation rights;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment;

●	whether stockholders are entitled to an oversubscription right;

●	any U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	a discussion of certain United States federal income tax considerations applicable to the units; and

●	any other terms of the units and their constituent securities.

PLAN OF DISTRIBUTION

General

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on Nasdaq, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities registered hereunder will be passed upon for us by Locke Lord LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Professional Diversity Network, Inc. as of and for the years ended December 31, 2023 and 2022, appearing in Professional Diversity Network, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Sassetti, LLC, an independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated October 25, 2024

PROSPECTUS SUPPLEMENT

Professional Diversity Network, Inc.

Up to $2,171,758 of Shares of Common Stock

This prospectus supplement relates to the offer and sale of up to $2,171,758 of shares of our common stock, which we refer to as Purchase Shares, that we may elect, in our sole discretion, to issue and sell to Tumim Stone Capital LLC, or Tumim Stone, from time to time after the date of this prospectus supplement pursuant to the common stock purchase agreement, dated as of June 30, 2023, that we entered into with Tumim Stone, which we refer to as the Purchase Agreement.

We previously filed a registration statement on Form S-3 (File No. 333-260316) with the Securities and Exchange Commission on October 18, 2021, which was declared effective on October 18, 2021 (the “Prior Registration Statement”). We filed a prospectus supplement relating to the Prior Registration Statement on June 30. 2023, to register thereunder 176,222 Commitment Shares and up to $12,775,000 of Purchase Shares that have been or may be issued pursuant to the Purchase Agreement, of which $2,846,017 of Purchase Shares were sold under the Prior Registration Statement. As a result of the limitations discussed below and the current public float of our common stock, and in accordance with the terms of the Purchase Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $2,171,758 from time to time to Tumim Stone under this prospectus supplement after the date hereof.

This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Tumim Stone to the public. See “The Tumim Stone Committed Equity Facility” for a description of the Purchase Agreement and additional information regarding Tumim Stone. Tumim Stone is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The purchase prices to be paid by Tumim Stone for Purchase Shares that we may elect to sell to Tumim Stone pursuant to the Purchase Agreement will be determined by reference to the volume weighted average prices of our common stock at the time of sale, calculated in accordance with the Purchase Agreement. We will pay the expenses incurred in connection with the registration of the shares of our common stock that may be offered for sale under this prospectus supplement, including legal and accounting fees. See “Plan of Distribution.”

Maxim Group LLC is acting as placement agent (the “Placement Agent”) in connection with the transactions contemplated by the Purchase Agreement. The Placement Agent received a cash fee of $100,000 upon the closing of the initial purchase under the Purchase Agreement on June 30, 2023, a cash fee of 1.5% of our gross proceeds from the sale of additional Purchase Sales thereafter through the date of this prospectus supplement. The Placement Agent will receive 1.5% of gross proceeds from any additional sales of Purchase Shares that we elect, in our sole discretion, to make to Tumim Stone, if any, from time to time in the future under the Purchase Agreement as described herein. See “Plan of Distribution.”

Our common stock is listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “IPDN.” On October 22, 2024, the last reported sale price of our common stock on Nasdaq was $0.90 per share.

The aggregate market value of our outstanding common stock held by non-affiliates, or our public float, is approximately $9,053,325, which was calculated based upon 9,053,325 shares of our outstanding common stock held by non-affiliates at a price of $1.00 per share, the closing price of our common stock on October 3, 2024. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. During the 12 calendar months prior to the date of this prospectus supplement, we have offered and sold $846,017 in securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-5 of this prospectus supplement and beginning on page 15 of the accompanying prospectus, the section captioned “Item 1A—Risk Factors” in our most recently filed Annual Report on Form 10-K and Quarterly Report on 10-Q, which are incorporated by reference into this prospectus supplement, and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

Placement Agent

Maxim Group LLC

The date of this prospectus supplement is , 2024.

TABLE OF CONTENTS

Prospectus Supplement

Page

About This Prospectus Supplement	S-1
Prospectus Supplement Summary	S-2
The Offering	S-3
Risk Factors	S-4
Cautionary Note Regarding Forward-Looking Statements	S-7
The Tumim Stone Committed Equity Facility	S-8
Use of Proceeds	S-15
Dividend Policy	S-16
Plan of Distribution	S-16
Legal Matters	S-17
Experts	S-18
Where You Can Find Additional Information	S-18
Incorporation of Certain Information by Reference	S-18

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

We currently have an existing shelf registration statement on Form S-3, File No. 333-260316, which was declared effective on October 26, 2021, which we refer to as the Prior Registration Statement. The Prior Registration Statement registered the issuance and sale by us of, among other securities, 176,222 shares of our common stock as Commitment Shares, and up to $12,775,000 in shares of our common stock to Tumim Stone from time to time pursuant to the Purchase Agreement, in addition to the resale of such shares by Tumim Stone to the public, of which $2,846,017 of such shares have been issued and sold by us to Tumim Stone under the Prior Registration Statement. The Prior Registration Statement expires on October 26, 2024 pursuant to Rule 415(a)(5) under the Securities Act. We are filing a new registration statement, of which this prospectus supplement and accompanying prospectus forms a part, that will allow us to ensure that, following the expiration of the Prior Registration Statement, an effective registration statement will cover the issuance and sale to Tumim Stone, and resale by Tumim Stone, of $2,171,758 in shares of common stock.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and the securities offered hereby, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated into each by reference. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering of common stock. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. This prospectus supplement is deemed to be incorporated by reference into the accompanying prospectus solely for the purpose of this offering.

This prospectus supplement describes the specific terms of the securities we are offering and adds to, and updates information in the accompanying prospectus and the documents incorporated by reference into it or this prospectus supplement. If there is a conflict between the information contained in this prospectus supplement and the information contained in any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

Neither the delivery of this prospectus supplement or the accompanying prospectus, nor any sale made using this prospectus supplement or the accompanying prospectus, implies that there has been no change in our affairs or that information in this prospectus supplement or the accompanying prospectus is correct as of any date after their respective dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should carefully read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.”

We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the offering of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus supplement is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless otherwise indicated in this prospectus supplement or the context otherwise requires, all references to “we,” “us,” “our,” “the Company,” and “IPDN” refer to Professional Diversity Network, Inc.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and in the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our Company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and in the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and in the accompanying prospectus, and the information referred to under the heading “Risk Factors” in these documents and in the documents incorporated by reference into this prospectus supplement and in the accompanying prospectus.

Professional Diversity Network, Inc.

Overview

The Company is a dynamic operator of professional networks with a focus on diversity. We use the term “diversity” (or “diverse”) to describe communities, or “affinities,” that are distinct based on a wide array of criteria, which may change from time to time, including ethnic, national, cultural, racial, religious or gender classification. We serve a variety of such communities, including Women, Hispanic-Americans, African-Americans, Asian-Americans, persons with disabilities, Military Professionals, and Lesbian, Gay, Bisexual, Transgender and Queer (LGBTQ+) persons. Our goal is (i) to assist our registered users and members in their efforts to connect with like-minded individuals and identify career opportunities within the network and (ii) connect members with prospective employers while helping the employers address their workforce diversity needs. We believe that the combination of our solutions allows us to approach recruiting and professional networking in a unique way and thus create enhanced value for our members and clients.

We currently operate in three business segments. Professional Diversity Network, or PDN Network, our primary business segment, includes online professional job seeking communities with career resources tailored to the needs of various diverse cultural groups and employers looking to hire members of such groups. Our second business segment consists of the National Association of Professional Women, or NAPW Network, a women-only professional networking organization. Our third business segment consists of RemoteMore, which connects companies with talented engineers to provide solutions to their software needs.

We believe that the combination of our solutions allows us to approach recruiting and professional networking in a unique way and thus create enhanced value for our members and clients.

In 2023, our PDN Network, NAPW Network and RemoteMore business units represented approximately 61%, 7%, and 32% of our gross revenues, respectively.

Corporate History and Information

We were incorporated in Illinois in October 2003, under the name of IH Acquisition, LLC and changed our name to iHispano.com LLC in February 2004. In 2007, we changed our business platform and implemented technology to become the operator of communities of professional networking sites for diverse professionals. In March 2012, we changed our name to Professional Diversity Network, LLC. In March 2013, we completed our initial public offering and converted from an Illinois LLC to a Delaware corporation. We acquired the NAPW Network in September 2014.

Our principal executive office is located at 55 E. Monroe Street, Suite 2120, Chicago, Illinois, 60603 and our telephone number is (312) 614-0950. Our website address is www.ipdnusa.com. References to our website address in this prospectus are provided as a convenience and do not constitute, and should not be viewed as an incorporation by reference of the information contained on, or available through, the website. Therefore, such information should not be considered part of this prospectus supplement.

THE OFFERING

Common stock being offered by us:

Up to $2,171,758 of Purchase Shares that we may elect, in our sole discretion, to issue and sell to Tumim Stone pursuant to the Purchase Agreement, from time to time from and after the date of this prospectus supplement, subject to the continued satisfaction (or, where legally permissible, the waiver) of specified conditions set forth in the Purchase Agreement.

Common stock to be outstanding immediately after the closing of this offering:

15,609,449 shares, which number of shares assumes, with respect to the up to $2,171,758 of Purchase Shares that we may elect, in our sole discretion, to issue and sell to Tumim Stone pursuant to the Purchase Agreement from time to time from and after the date of this prospectus supplement, assumes the sale of such Purchase Shares to Tumim Stone at a price of $0.90 per share, which was the closing price of our common stock on Nasdaq on October 22, 2024, resulting in the issuance of approximately 2,413,064 Purchase Shares, in addition to the 13,196,385 shares of common stock outstanding on the date of this prospectus supplement (which outstanding amount includes the 176,222 Commitment Shares issued June 30, 2023 under the Purchase Agreement, the 469,925 Initial Purchase Shares issued and sold under the Purchase Agreement on June 30, 2023, and the 554,655 additional Purchase Shares issued and sold prior to the date of this prospectus supplement under the Prior Registration Statement). The actual number of shares of common stock issued under the Purchase Agreement will vary depending on the actual prices at which up to $2,171,758 of Purchase Shares that we may elect, in our sole discretion, to issue and sell to Tumim Stone pursuant to the Purchase Agreement, from time to time from and after the date of this prospectus supplement, are sold. Under applicable Nasdaq rules, we are precluded from issuing and selling more than 2,052,879 shares of our common stock (including the Commitment Shares), which number of shares equals 19.99% of the shares of common stock issued and outstanding immediately prior to the execution of the Purchase Agreement, which we refer to as the Exchange Cap, unless we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap, or unless the average per share purchase price paid by Tumim Stone for all Purchase Shares sold under the Purchase Agreement equals or exceeds $4.656 per share, in which case the Exchange Cap will not apply to issuance of our common stock to Tumim Stone under the Purchase Agreement.

Use of proceeds

We may receive aggregate gross proceeds of up to $2,171,758 from sales of the Purchase Shares that we elect to make to Tumim Stone pursuant to the Purchase Agreement from and after the date of this prospectus supplement. We have received $2,846,017 in proceeds from the sale of 469,925 Initial Purchase Shares on June 30, 2023 and of 554,655 additional Purchase Shares that we have issued and sold under the Purchase Agreement prior to the date of this prospectus supplement under the Prior Registration Statement. We did not receive any cash proceeds from our issuance of the 176,222 Commitment Shares to Tumim Stone upon the execution of the Purchase Agreement. We currently intend to use net proceeds from the sale of additional Purchase Shares to Tumim Stone in the future under the Purchase Agreement, if any, for working capital and general corporate purposes. See “Use of Proceeds” beginning on page S-16 of this prospectus supplement for additional detail

Risk factors

Investing in our securities involves a high degree of risk. See the information under the caption “Risk Factors” in this prospectus supplement and the accompanying prospectus and the other information contained or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our securities.

Nasdaq trading symbol	Our common stock is listed on The Nasdaq Capital Market under the symbol “IPDN.”

The number of shares of common stock to be outstanding immediately after this offering is based on 13,196,385 shares of common stock outstanding as of October 15, 2024.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties and all other information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risks and uncertainties described below and under the caption “Risk Factors” in the accompanying prospectus and in our most recently filed Annual Report on Form 10-K and Quarterly Reports on 10-Q filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Annual Reports on Form 10-K or Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus supplement, including any amendments thereto. The risks set forth below and incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Related to Our Common Stock and this Offering

It is not possible to predict the actual number of shares we will sell under the Purchase Agreement to Tumim Stone, or the actual gross proceeds resulting from those sales.

On June 30, 2023, we entered into the Purchase Agreement with Tumim Stone, pursuant to which Tumim Stone committed to purchase 469,925 Initial Purchase Shares that we issued and sold to Tumim Stone at that time, at a price of $4.256 per share, for aggregate gross proceeds of $2,000,000, in the Initial Purchase, and up to $10,775,000 of additional Purchase Shares (excluding the Initial Purchase Shares) that we could elect, in our sole discretion, to issue and sell to Tumim Stone pursuant to the Purchase Agreement, from time to time from and after July 31, 2023, subject to the continued satisfaction (or, where legally permissible, the waiver) of specified conditions set forth in the Purchase Agreement. Since the date of the Purchase Agreement through the date of this prospectus supplement, we have issued and sold $846,017 in additional Purchase Shares (excluding the Initial Purchase Shares). As a result of the limitations described on the cover page of this prospectus supplement and in light of our current public float, we are offering up to $2,171,758 in Purchase Shares to be issued and sold under the Purchase Agreement on or after the date of this prospectus supplement, subject to the satisfaction (or, where legally permissible, the waiver) of the conditions in the Purchase Agreement. We generally have the right to control the timing and amount of any future sales of additional Purchase Shares to Tumim Stone under the agreement. Sales of our Common Stock, if any, to Tumim Stone will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Tumim Stone all, some, or none of the shares of our Common Stock that may remain be available for us to sell as Purchase Shares pursuant to the agreement and this prospectus supplement.

Moreover, although this prospectus supplement provides that we may sell up to $2,171,758 of our Common Stock to Tumim Stone following the date hereof, we are precluded from issuing and selling more than 2,052,879 shares of our Common Stock (including the Commitment Shares), which number of shares equals 19.99% of the number of shares of our Common Stock issued and outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap, or unless the average per share purchase price paid by Tumim Stone for all shares of Common Stock sold under the Common Stock Purchase Agreement equals or exceeds the Base Price (as defined in the Common Stock Purchase Agreement), in which case the Exchange Cap limitation will not apply under applicable Nasdaq rules. If, after the date of this prospectus supplement, we elect to sell to Tumim Stone all of the Purchase Shares permitted and remaining under the agreement and this prospectus supplement, the actual gross proceeds from the sale of all such shares may be substantially less than $2,171,758 in light of the Exchange Cap limitation, which could materially adversely affect our liquidity.

Further, because the purchase price per share to be paid by Tumim Stone for any Purchase Shares that we may elect to sell to it under the Purchase Agreement after the date of this prospectus supplement will fluctuate based on the market prices of our Common Stock during the three consecutive trading day period immediately following the exercise date for such purchase made pursuant to the agreement, it is not possible for us to predict, as of the date of this prospectus and prior to any such sales, the number of shares of Common Stock that we will sell to Tumim Stone thereunder, if any, the purchase price per share that Tumim Stone will pay for such shares, or the aggregate gross proceeds that we will receive from those purchases,

We may allocate the net proceeds from this offering in ways that you or other shareholders may not approve.

We currently intend to use the net proceeds of the sale of the Initial Purchase Shares and the sale of any additional Purchase Shares after the date of this prospectus supplement, if any, for general corporate and working capital purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. See “Use of Proceeds.”

The sale or issuance of our common stock to Tumim Stone may cause dilution and the sale of the shares of common stock by Tumim Stone that it acquires pursuant to the Purchase Agreement, or the perception that such sales may occur, could cause the price of our common stock to decrease.

On June 30, 2023, we entered into the Purchase Agreement with Tumim Stone, pursuant to which Tumim Stone committed to purchase the 469,925 Initial Purchase Shares that we issued and sold to Tumim Stone, at a price of $4.256 per share, for aggregate gross proceeds of $2,000,000, in the Initial Purchase on June 30, 2023, and up to $10,775,000 of additional Purchase Shares (excluding the Initial Purchase Shares) that we could elect, in our sole discretion, to issue and sell to Tumim Stone pursuant to the Purchase Agreement, from time to time from and after July 31, 2023, subject to the continued satisfaction (or, where legally permissible, the waiver) of specified conditions set forth in the Purchase Agreement. Upon the execution of the Purchase Agreement on June 30, 2023, we also issued 176,222 Commitment Shares to Tumim Stone as a fee for its commitment to purchase shares of our common stock from time to time at our direction from time to time under the Purchase Agreement. Prior to the date of this prospectus supplement, we issued and sold 554,655 shares of common stock as Purchase Shares (excluding the Initial Purchase Shares). Taking into account the limitations described on the cover page of this prospectus and our current public float, the $2,171,758 shares of our common stock that may be issued after the date of this prospectus supplement may be sold by us to Tumim Stone at our sole discretion from time to time until July 1, 2025, subject to the satisfaction of certain conditions set forth in the Purchase Agreement. The purchase price for the Purchase Shares that we may sell to Tumim Stone under the Purchase Agreement after the date of this prospectus supplement will fluctuate based on the market price of our common stock. Depending on market liquidity at the time, sales of such shares may cause the trading price of our common stock to decrease. We generally have the right to control the timing and amount of any future sales of our shares to Tumim Stone. Additional sales of our common stock, if any, to Tumim Stone will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Tumim Stone all, some or none of the additional shares of our common stock that remain available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Tumim Stone, after Tumim Stone has acquired the shares, Tumim Stone may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Tumim Stone by us could result in substantial dilution to the interests of other holders of our common stock. Additionally, the sale of a substantial number of shares of our common stock to Tumim Stone, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

The terms of the Purchase Agreement limit the amount of shares of common stock we may issue to Tumim Stone, which may have an adverse effect on our liquidity.

The Purchase Agreement includes restrictions on our ability to sell shares of our common stock to Tumim Stone, including the Exchange Cap and including, subject to specified limitations, if a sale would cause Tumim Stone and its affiliates to beneficially own more than 9.99% of our issued and outstanding common stock. Accordingly, we cannot guarantee that we will be able to sell all of the $2,171,758 of Purchase Shares covered by this prospectus supplement in this offering. If we cannot sell the full amount of the shares that Tumim Stone has committed to purchase because of these limitations, we may be required to utilize more costly and time-consuming means of accessing the capital markets, which could materially adversely affect our liquidity and cash position.

The trading price of our common stock has been volatile and is likely to be volatile in the future.

Our stock could be subject to wide fluctuation in response to many risk factors listed in this section or incorporated by reference into this prospectus, and others beyond our control, including the risks and uncertainties itemized below under “Cautionary Note Regarding Forward-Looking Statements”.

The stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our common stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business. If the market price of shares of our common stock after this offering does not exceed the price at which you obtain shares of our common stock, you may not realize any return on your investment in us and may lose some or all of your investment.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. Further, any agreements we may enter into relating to the incurrence of indebtedness may limit our ability to make dividends on our common stock. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

Investors who buy shares at different times will likely pay different prices and may experience different levels of return on their investments.

Investors who purchase shares of our common stock at different times will likely pay different prices, and thus may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares of common stock sold. Investors may experience a decline in the value of their shares of common stock as a result of share sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in this prospectus and in other documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to:

●	our beliefs regarding our ability to capture and capitalize on market trends;

●	our expectations on the future growth and financial health of the online diversity recruitment industry and the industry participants, and the drivers of such growth;

●	our expectations regarding continued membership growth;

●	our beliefs regarding the increased value derived from the synergies among our segments;

●	our beliefs regarding our liquidity requirements, the availability of cash and capital resources to fund our business in the future and intended use of liquidity;

●	our ability to raise funds in the future to support operations;

●

failure to realize synergies and other financial benefits from mergers and acquisitions within expected time frames, including increases in expected costs or difficulties related to integration of merger and acquisition partners;

●	inability to identify and successfully negotiate and complete additional combinations with potential merger or acquisition partners;

●	our history of operating losses;

●	our limited operating history in a new and unproven market;

●	increasing competition in the market for online professional networks;

●	our ability to comply with increasing governmental regulation and other legal obligations related to privacy;

●	our ability to adapt to changing technologies and social trends and preferences;

●	our ability to attract and retain a sales and marketing team, management and other key personnel and the ability of that team to execute on the Company’s business strategies and plans;

●	our ability to obtain and maintain intellectual property protection for our intellectual property;

●	the outcome of current or future litigation regarding our business, including intellectual property claims;

●	general and economic business conditions; and

●	legal and regulatory developments, including those affecting the market for services focused on the promotion of workplace diversity and other services we provide.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any document incorporated by reference herein and therein is accurate as of its date only. Because the risks referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors may arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement, the accompanying prospectus, any other prospectus supplement and any document incorporated herein or therein by reference, and particularly our forward-looking statements, by these cautionary statements.

THE TUMIM STONE COMMITTED EQUITY FACILITY

General

On June 30, 2023, we entered into the Purchase Agreement with Tumim Stone. Pursuant to the terms of the Purchase Agreement, Tumim Stone has agreed to purchase from us up to $12,775,000 of shares of our common stock, which we refer to as Purchase Shares, that we may issue and sell to Tumim Stone from time to time pursuant to the Purchase Agreement, consisting of:

●

469,925 Purchase Shares, which we refer to as the Initial Purchase Shares, that we issued and sold to Tumim Stone at a price of $4.256 per share (representing the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately prior to the execution of the Purchase Agreement), for aggregate gross proceeds of $2,000,000, in an initial purchase under the Purchase Agreement, which we refer to as the Initial Purchase; and

●

up to $10,775,000 of Purchase Shares (excluding the Initial Purchase Shares) that we could elect, in our sole discretion, to issue and sell to Tumim Stone pursuant to the Purchase Agreement, from time to time from and after July 31, 2023, subject to the continued satisfaction (or, where legally permissible, the waiver) of specified conditions set forth in the Purchase Agreement (of which $846,017 of Purchase Shares have been issued and sold prior to the date of this prospectus supplement under the Prior Registration Statement).

We also issued to Tumim Stone, following the execution of the Purchase Agreement and under the Prior Registration Statement, 176,222 shares of our common stock (valued at $4.256 per share, or $750,000 in the aggregate), which we refer to as Commitment Shares, as consideration for its commitment to purchase shares of our common stock at our direction from time to time, upon the terms and subject to the conditions and limitations set forth in the Purchase Agreement. We did not receive any cash proceeds from the issuance of Commitment Shares to Tumim Stone.

Pursuant to the terms of the Purchase Agreement, we filed with the SEC a prospectus supplement to the prospectus forming a part of the Prior Registration Statement regarding the offer and sale under the Securities Act of the shares issuable to Tumim Stone under the Purchase Agreement, and we are filing this prospectus supplement to the accompanying prospectus forming a part of our new registration statement in order to ensure that, following the expiration of the Prior Registration Statement, an effective registration statement will cover the issuance and sale of up to $2,171,758 to Tumim Stone, and resale by Tumim Stone, of such shares of common stock.

Commencing July 31, 2023, subject to the satisfaction (or, where legally permissible, the waiver) of the conditions set forth in the Purchase Agreement, we have the right, but not the obligation, from time to time at our sole discretion over a 24-month period beginning on June 30, 2023, to direct Tumim Stone to purchase up to a specified maximum amount of Purchase Shares in one or more purchases, which we refer to as VWAP Purchases, by timely delivering to Tumim Stone a written purchase notice for each purchase in accordance with the Purchase Agreement on any trading day we select, with the maximum number of shares determined by the lowest of: (i) 100% of the average daily trading volume in the Common Stock on Nasdaq (or, in the event the Common Stock is then listed on an Eligible Market, 100% of the average daily trading volume in the Common Stock on such Eligible Market) for the five-consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase; (ii) the product (rounded up or down to the nearest whole number) obtained by multiplying (A) the daily trading volume in the Common Stock on the Nasdaq (or Eligible Market, as applicable) on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (B) 0.40; and (iii) the quotient (rounded up or down to the nearest whole number) obtained by dividing (A) $3,000,000 by (B) the VWAP on the Nasdaq (or Eligible Market, as applicable) on the Trading Day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period); provided, however, the Company and Tumim Stone can mutually agree in writing to increase the maximum number of shares of Common Stock to be purchased in connection with a particular VWAP Purchase (relative to the VWAP Purchase Maximum Amount calculated in accordance with clauses (i), (ii) and (iii) of this sentence), which mutual written agreement shall be executed by the Company and Tumim Stone and delivered to the other party as outlined in the Purchase Agreement, at any time prior to the Company’s delivery to Tumim Stone of a VWAP Purchase Notice reflecting the increased VWAP Purchase Maximum Amount for such VWAP Purchase. There is no upper limit on the price per share that Tumim Stone could be obligated to pay for Purchase Shares (other than the Initial Purchase Shares) we may elect to sell to it in any purchase under the Purchase Agreement. In the case of sales effected by us under the Purchase Agreement, if any, all share and dollar amounts used in determining the purchase price per share of any Purchase Shares to be purchased by Tumim Stone in a purchase, or in determining the applicable maximum Purchase Share amounts or VWAP in connection with any such purchase, in each case, will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any period used to calculate such per share purchase price, maximum Purchase Share amounts or VWAP.

The purchase price per share of our common stock that we may elect to sell to Tumim Stone in a VWAP Purchase will be equal to the product obtained by multiplying (i) the lowest daily VWAP during the three-consecutive trading day period commencing on the trading day immediately following our timely delivery to Tumim Stone of the VWAP Purchase Notice for such VWAP Purchase in accordance with the Purchase Agreement, by (ii) 0.97.

We will control the timing and amount of any future sales of Purchase Shares to Tumim Stone. Actual sales of such Purchase Shares to Tumim Stone under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of our common stock and determinations by us as to the appropriate sources of funding for our business and operations. The net proceeds to us from sales that we elect to make to Tumim Stone under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of our stock to Tumim Stone.

Pursuant to the applicable Nasdaq listing rules, in no event may we issue to Tumim Stone under the Purchase Agreement more than 2,052,879 shares of our common stock, which number of shares is equal to 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement, which we refer to as the Exchange Cap, unless we obtain stockholder approval to issue shares of Common Stock in excess of the Exchange Cap, or unless the average price per share paid by Tumim Stone for all of the shares of our common stock that we direct Tumim Stone to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $4.656 per share (representing the lower of the official closing price of our common stock on Nasdaq on the trading day immediately preceding the date of the Purchase Agreement and the average official closing price of our common stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the Purchase Agreement, as adjusted pursuant to applicable Nasdaq rules), which we refer to as the Base Price, such that the Exchange Cap will not apply to issuances and sales of our common stock under the Purchase Agreement.

Aside from the Exchange Cap, we may not issue or sell any shares of our common stock to Tumim Stone under the Purchase Agreement which, when aggregated with all other shares of our common stock then beneficially owned by Tumim Stone and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Rule 13d-3 thereunder), would result in Tumim Stone beneficially owning more than 9.99% of the outstanding shares of our common stock, which we refer to as the Beneficial Ownership Limitation. Upon delivery of a written notice to the Company, Tumim Stone may from time to time increase or decrease the Beneficial Ownership Limitation to any other amount of Common Stock not less than 4.99% or greater than 9.99% of the outstanding shares of Common Stock as specified in such notice; provided that any such increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such written notice is delivered to the Company.

Issuances of our common stock to Tumim Stone under the Purchase Agreement will not affect the rights or privileges of our existing shareholders, except that the economic and voting interests of each of our existing shareholders will be diluted as a result of any such issuance. Although the number of shares of our common stock that our existing shareholders own will not decrease, the shares of our common stock owned by our existing shareholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance of shares of our common stock to Tumim Stone under the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Purchase of Shares under the Purchase Agreement

Initial Purchase

On June 30, 2023, upon the execution of the Purchase Agreement, we issued and sold 469,925 Purchase Shares under the Prior Registration Statement to Tumim Stone in the Initial Purchase at an aggregate price of $2.0 million before expenses, representing a price of $4.256 per share, the average closing price on Nasdaq over the five trading days preceding the execution of the Purchase Agreement.

VWAP Purchases

Under the Purchase Agreement, upon the satisfaction or waiver of the conditions to Tumim Stone’s purchase obligation set forth in the Purchase Agreement, we may, from time to time from and after July 31, 2023, and at our sole discretion, direct Tumim Stone to purchase a specified number of additional Purchase Shares up to a certain maximum amount (described below) in a “VWAP Purchase,” by our timely delivery of a written purchase notice, or a VWAP Purchase Notice, to Tumim Stone, between 4:00 p.m., New York time, and 6:30 p.m., New York time, on any trading day selected by us as the “VWAP Purchase Exercise Date” for such VWAP Purchase, so long as:

●	the closing sale price of our common stock on such VWAP Purchase Exercise Date (as defined below) is not less than $0.25 (as may be adjusted pursuant to the Purchase Agreement);

●	the Company may not deliver more than one VWAP Purchase Notice to Tumim Stone on any single Trading Day;

●

at least three (3) Trading Days has elapsed since the most recent prior VWAP Purchase Exercise Date on which the Company has delivered a VWAP Purchase Notice to Tumim Stone pursuant to this Agreement; and

●

all Purchase Shares subject to all prior VWAP Purchase Notices delivered by us to Tumim Stone pursuant to the Purchase Agreement have been received by Tumim Stone in accordance with the Purchase Agreement prior to our delivery to Tumim Stone of such VWAP Purchase Notice for such VWAP Purchase on such VWAP Purchase Exercise Date;

provided that Tumim Stone may, in its sole discretion, elect to waive satisfaction of any one or more of the above conditions on any VWAP Purchase Exercise Date on which we have notified Tumim Stone, via email correspondence, that we intend to deliver a VWAP Purchase Notice to Tumim Stone on such VWAP Purchase Exercise Date, by Tumim Stone’s delivery to us of a written waiver prior our delivery to Tumim Stone of a VWAP Purchase Notice for such VWAP Purchase.

The maximum number of shares of our common stock that we may elect to sell to Tumim Stone in any single VWAP Purchase, or the VWAP Purchase Maximum Amount, will be equal to the lowest of:

●

100% of the average daily trading volume in the Common Stock on Nasdaq (or, in the event the Common Stock is then listed on an Eligible Market, 100% of the average daily trading volume in the Common Stock on such Eligible Market) for the five (5) consecutive Trading Day period ending on (and including) the Trading Day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase;

●

the product (rounded up or down to the nearest whole number) obtained by multiplying (A) the daily trading volume in the Common Stock on Nasdaq (or Eligible Market, as applicable) on the applicable VWAP Purchase Exercise Date for such VWAP Purchase by (B) 0.40; and

●

the quotient (rounded up or down to the nearest whole number) obtained by dividing (A) $3,000,000 by (B) the VWAP on Nasdaq (or an Eligible Market, as applicable) on the Trading Day immediately preceding the applicable VWAP Purchase Exercise Date for such VWAP Purchase (in each case to be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction during the applicable period);

provided that we and Tumim Stone can mutually agree in writing to increase the maximum number of shares of our common stock to be purchased by Tumim Stone in connection with a particular VWAP Purchase, at any time prior to our delivery to Tumim Stone of a VWAP Purchase Notice reflecting the increased VWAP Purchase Maximum Amount for such VWAP Purchase.

The purchase price per share of our common stock that we may elect to sell to Tumim Stone in a VWAP Purchase will be equal to the product obtained by multiplying (i) the lowest daily VWAP during the three-consecutive trading day period commencing on the trading day immediately following our timely delivery to Tumim Stone of the VWAP Purchase Notice for such VWAP Purchase in accordance with the Purchase Agreement, by (ii) 0.97.

We issued and sold an aggregate of 554,655 shares of our common stock pursuant to VWAP Purchases between the fourth quarter of fiscal year 2023 and the date of this prospectus supplement, for aggregate proceeds of $846,017, which issuances were registered pursuant to the Prior Registration Statement.

Conditions to Commencement and for Delivery of Purchase Notices

The Company’s ability to deliver VWAP Purchase Notices to Tumim Stone under the Purchase Agreement is subject to the satisfaction (or, where legally permissible, the waiver), both at the time of Commencement and at the time of delivery by the Company of any VWAP Purchase Notice a to Tumim Stone, of certain conditions, including the following:

●	the accuracy in all material respects of the representations and warranties of the Company included in the Purchase Agreement;

●

the Company having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Purchase Agreement to be performed, satisfied or complied with by the Company;

●

the registration statement to which this prospectus supplement relates remains effective under the Securities Act, and Tumim Stone being able to utilize this prospectus supplement to resell all of the shares of common stock included in this prospectus supplement;

●

the SEC shall not have issued any stop order suspending the effectiveness of the registration statement to which this prospectus supplement relates or prohibiting or suspending the use of this prospectus supplement;

●

this prospectus supplement, in final form, shall have been filed with the SEC under Rule 424(b) under the Securities Act within the applicable time period under Rule 424(b), and all reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the Exchange Act, shall have been filed with the SEC;

●

trading in the common stock shall not have been suspended by the SEC or Nasdaq, trading in securities generally as reported on Nasdaq shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial, credit or securities market which, in each case, in the reasonable judgment of Tumim Stone, makes it impracticable or inadvisable to purchase shares of our common stock;

●

the absence of any statute, regulation, order, decree, writ, ruling or injunction by any court or governmental authority of competent jurisdiction which (i) prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Purchase Agreement, (ii) requires us to pay material damages, or (iii) finds or concludes that we, any of our subsidiaries or any of our officers, directors or affiliates has violated any U.S. federal securities laws or rules, including, without limitation, any provision of the Securities Act or the Exchange Act, or any state securities or “Blue Sky” laws, or any U.S. federal or state antifraud laws or rules;

●

the absence of any action, suit or proceeding before any arbitrator or any court or governmental entity, or any inquiry or investigation by any governmental entity (i) seeking to restrain, prevent or change the transactions contemplated by the Purchase Agreement, (ii) seeking material damages from us or any subsidiary or (iii) other than as publicly disclosed as of the date of the Purchase Agreement, involving any claims or causes of action alleging any violations of any U.S. federal securities laws or rules, including, without limitation, the Securities Act and the Exchange Act, or any state securities (“Blue Sky”) laws, or any U.S. federal or state antifraud laws or rules;

●	all of the shares of common stock that may be issued pursuant to the Purchase Agreement shall have been approved for listing or quotation on Nasdaq, subject only to notice of issuance;

●	there shall not have occurred any event which would allow Tumim Stone to terminate the Purchase Agreement in accordance with its terms; and

●

the receipt by Tumim Stone of the opinions, bring-down opinions and negative assurances from outside counsel to the Company in the forms mutually agreed to by the Company and Tumim Stone prior to the date of the Purchase Agreement.

Termination of the Purchase Agreement

Unless earlier terminated as provided in the Purchase Agreement, the Purchase Agreement will terminate automatically on the earliest to occur of:

●	July 1, 2025;

●	the date on which Tumim Stone shall have purchased its total commitment worth of shares of common stock pursuant to the Purchase Agreement;

●	the date on which our common stock shall have failed to be listed or quoted on The Nasdaq Stock Market or any other eligible market under the Purchase Agreement;

●

the 30th trading day next following the date on which we commence a voluntary bankruptcy case or any third party commences an involuntary bankruptcy proceeding against us that is not discharged or dismissed prior to such 30th trading day, the date on which a custodian is appointed for us in a bankruptcy proceeding for all or substantially all of our assets or property, or the date on which we make a general assignment for the benefit of our creditors; and

●

the date on which, pursuant to or within the meaning of any Bankruptcy Law, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors

The Purchase Agreement may be terminated at any time by the mutual written consent of the parties, effective as of the date of such mutual written consent unless otherwise provided in such written consent. In addition, we have the right to terminate the Purchase Agreement at any time, at no cost or penalty, effective upon five trading days’ prior written notice to Tumim Stone.

Tumim Stone may terminate the Purchase Agreement effective upon five trading days’ prior written notice to us if:

●	any condition, occurrence, state of facts or event constituting a “Material Adverse Effect” (as defined in the Purchase Agreement) has occurred and is continuing;

●	a “Fundamental Transaction” (as defined in the Purchase Agreement) shall have occurred;

●

the effectiveness of the registration statement to which this prospectus supplement relates, or any post-effective amendment thereto, lapses for any reason (including, without limitation, the issuance of a stop order by the SEC) or the registration statement or any post-effective amendment thereto, or any prospectus supplement otherwise becomes unavailable to Tumim Stone for the sale of all of the securities included therein, and such lapse or unavailability continues for a period of 20 consecutive trading days or for more than an aggregate of 60 trading days in any 365-day period, other than due to acts of Tumim Stone;

●

trading in our common stock on The Nasdaq Stock Market (or an eligible market under the Purchase Agreement) shall have been suspended and such suspension continues for a period of three consecutive trading days; or

●

we are in material breach or default of the Purchase Agreement, and, if such breach or default is capable of being cured, such breach or default is not cured within 10 trading days after notice of such breach or default is delivered to us.

Notwithstanding the foregoing, no termination of the Purchase Agreement by any party shall become effective prior to the fifth trading day immediately following the applicable settlement date related to any pending VWAP Purchase that has not been fully settled in accordance with the terms and conditions of the Purchase Agreement, and no termination of the Purchase Agreement shall limit, alter, modify, change or otherwise affect any of the parties’ rights or obligations under the Purchase Agreement with respect to any pending VWAP Purchase, and the parties shall fully perform their respective obligations with respect to any such pending VWAP Purchase under the Purchase Agreement.

No Short-Selling or Hedging by Tumim Stone

Tumim Stone has agreed that neither it nor any of its affiliates or any entity managed or controlled by Tumim Stone shall, directly or indirectly, (i) engage in or effect any “short sales” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or (ii) execute any stock pledge, forward sales contract, option, put, call, swap or similar hedging arrangement (including on a total return basis), which establishes a net short position with respect to our common stock, during the term of the Purchase Agreement.

Prohibition on Variable Rate Transactions

Subject to specified exceptions included in the Purchase Agreement, we are limited in our ability to enter into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our common stock after the date of issuance, or our effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell common stock or any securities exercisable, exchangeable or convertible into common stock at a future determined price.

Effect of Performance of the Purchase Agreement on our Shareholders

All shares registered in this offering that may be issued or sold by us to Tumim Stone under the Purchase Agreement are expected to be freely tradable. Shares registered in this offering may be sold by us to Tumim Stone commencing on the date of this prospectus supplement and ending on July 1, 2025, or earlier termination of the Purchase Agreement in accordance with its terms. The sale by Tumim Stone of a significant amount of shares registered in this offering at any given time, could cause the market price of our common stock to decline and to be highly volatile. Sales of our common stock to Tumim Stone, if any, will depend upon market conditions and other factors to be determined by us, in our sole discretion. We may ultimately decide to sell to Tumim Stone all, some or none of the additional shares of our common stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Tumim Stone, after Tumim Stone has acquired the shares, Tumim Stone may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Tumim Stone by us under the Purchase Agreement may result in substantial dilution to the interests of other holders of our common stock. In addition, if we sell a substantial number of shares to Tumim Stone under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Tumim Stone may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Tumim Stone and the Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Tumim Stone to purchase up to the $2,171,758 of our common stock covered by this prospectus supplement. Under applicable Nasdaq listing rules, in no event may we issue to Tumim Stone under the Purchase Agreement (including the 1,200,802 shares issued under the Prior Registration Statement) more than the Exchange Cap of 2,052,879 shares of our common stock, unless (i) we obtain shareholder approval to issue shares of our common stock in excess of the Exchange Cap in accordance with applicable Nasdaq listing rules, or (ii) the average price per share paid by Tumim Stone for all of the shares of our common stock that we direct Tumim Stone to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $4.656 per share, such that the Exchange Cap will not apply to issuances and sales of our common stock under the Purchase Agreement. Moreover, we may not issue or sell any shares of our common stock to Tumim Stone under the Purchase Agreement which, when aggregated with all other shares of our common stock then beneficially owned by Tumim Stone and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder), would result in Tumim Stone beneficially owning more than the 9.99% Beneficial Ownership Limitation.

The following table sets forth the number of shares we could issue and sell to Tumim Stone if we were to sell the full $2,171,758 of Purchase Shares remaining available under the Purchase Agreement and this prospectus supplement as of the date of this prospectus supplement at varying purchase prices, without regard to the Exchange Cap or the Beneficial Ownership Limitation:

Assumed Average Purchase Price Per Share		Number of Purchase Shares to be Issued if Full Purchase (1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Tumim Stone (2)
$0.50		4,343,516	24.8%
$0.75		2,895,677	18.0%
$0.90	(3)	2,413,064	15.5%
$1.00		2,171,758	14.1%
$1.25		1,737,406	11.6%
$1.50		1,447,839	9.9%

(1)

Includes the total number of Purchase Shares that we may sell pursuant to this prospectus supplement under the Purchase Agreement with respect to $2,171,758 of Purchase Shares that we may elect, in our sole discretion and subject to the terms of the Purchase Agreement, to sell to Tumim Stone from time to time from after the date of this prospectus supplement, at the corresponding assumed average purchase price set forth in the first column, without regard for the Exchange Cap or the Beneficial Ownership Limitation. These amounts exclude the Commitment Shares, the Initial Purchase Shares and additional Purchase Shares sold under the Prior Registration Statement.

(2)

The denominator is based on 13,196,385 shares outstanding as of October 15, 2024, adjusted to include the issuance of the number of Purchase Shares set forth in the adjacent column that we would have sold to Tumim Stone, assuming the purchase price described in footnote (1). The numerator is based on the number of Purchase Shares issuable under the Purchase Agreement at the corresponding assumed purchase price set forth in footnote (1).

(3)	The closing sale price of our common stock on October 22, 2024.

USE OF PROCEEDS

We may receive gross proceeds of up to $2,171,758 from sales of the Purchase Shares offered by this prospectus supplement that we elect to make to Tumim Stone pursuant to the Purchase Agreement following the date of this prospectus supplement, which amount excludes $2,000,000 in gross proceeds we received from the sale of 469,925 Initial Purchase Shares to Tumim Stone in the Initial Purchase upon the execution of the Purchase Agreement and $846,017 in gross proceeds from the sale of additional Purchase Shares prior to the date of this prospectus supplement (all of which were registered under the Prior Registration Statement). We estimate that the net proceeds to us from the sale of our common stock to Tumim Stone offered by this prospectus supplement pursuant to the Purchase Agreement will be up to $2,125,000, assuming that we sell the full amount of our common stock offered by this prospectus supplement that we have the right, but not the obligation, to sell to Tumim Stone under the Purchase Agreement, without regard to the Exchange Cap or the Beneficial Ownership Limitation, and after other estimated fees and expenses. We may sell fewer than all of the shares offered by this prospectus supplement, in which case our net offering proceeds will be less. Because we are not obligated to sell any shares of our common stock under the Purchase Agreement, the actual total offering amount and proceeds to us, if any, are not determinable at this time. See “Plan of Distribution” elsewhere in this prospectus supplement for more information.

We currently intend to use the net proceeds from the sale of shares of our common stock, if any, for general corporate and working capital purposes. We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition, we evaluate acquisition opportunities and engage in related discussions with other companies from time to time.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We currently intend to use the net proceeds from any offerings of our securities and our future earnings, if any, to finance the further development and expansion of our business and do not intend or expect to pay cash dividends in the foreseeable future. Payment of future cash dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, outstanding indebtedness and plans for expansion and restrictions imposed by lenders, if any.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the offer and sale of up to $2,171,758 of shares of our common stock that we may elect, in our sole discretion, to issue and sell to Tumim Stone from time to time pursuant to the Purchase Agreement after the date hereof. This prospectus supplement and the accompanying prospectus also cover the resale of these shares by Tumim Stone to the public.

Tumim Stone is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Tumim Stone has informed us that it intends to use one or more registered broker-dealers to effectuate all sales, if any, of our common stock that it has acquired and may in the future acquire from us pursuant to the Purchase Agreement. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. The shares of our common stock may be sold in one or more of the following manners:

●	Ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

●	A block trade in which the broker-dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction.

Each such registered broker-dealer will be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. Tumim Stone has informed us that each such broker-dealer will receive commissions from Tumim Stone that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus supplement may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by Tumim Stone through this prospectus supplement. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by Tumim Stone may be less than or in excess of customary commissions. Neither we nor Tumim Stone can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold through this prospectus supplement.

We may from time to time file with the SEC one or more supplements to this prospectus supplement or amendments to the registration statement to which this prospectus supplement relates to amend, supplement or update information contained in this prospectus supplement, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus supplement, including the names of any brokers, dealers, underwriters or agents participating in the distribution of such shares, any compensation paid to any such brokers, dealers, underwriters or agents, and any other required information.

As consideration for its commitment to purchase shares of our common stock at our direction from time to time under the Purchase Agreement, we issued 176,222 Commitment Shares (valued at $4.256 per share, or $750,000 in the aggregate) to Tumim Stone upon our execution of the Purchase Agreement on June 30, 2023, in a transaction registered under the Securities Act through our Prior Registration Statement. Upon our execution of the Purchase Agreement, we also paid Tumim Stone $75,000 in cash as reimbursement for the fees and disbursements of its counsel incurred in connection with the transactions contemplated by the Purchase Agreement.

We also have agreed to indemnify Tumim Stone and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Tumim Stone has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Tumim Stone specifically for use in this prospectus supplement or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We have entered into an agreement with Maxim Group LLC (“Maxim”), a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), pursuant to which Maxim agreed to act as the placement agent in connection with the transactions contemplated by the Purchase Agreement. Pursuant to such placement agent agreement, we have agreed to pay Maxim a cash placement fee of (a) 5% of the initial $2 million of shares sold to Tumim Stone under the Purchase Agreement, or $100,000, and (b) thereafter, 1.5% of any additional amounts sold to Tumim Stone under the Purchase Agreement, in each case subject to receipt of written confirmation from the Financial Industry Regulatory Authority (“FINRA”) to the effect that FINRA’s Corporate Finance Department has determined not to raise any objection with respect to the fairness or reasonableness of the terms of compensation to be received by Maxim. We also agreed to pay Maxim its out of pocket expenses, including reasonable expenses of counsel, up to $30,000. We have also agreed to provide indemnification and contribution to Maxim with respect to certain civil liabilities, including liabilities under the Securities Act.

We estimate that the total expenses for the offering, including compensation payable to Maxim under the terms of the placement agent agreement, will be approximately $450,000, assuming the sale of the entire $12,775,000 under the Purchase Agreement (including amounts sold under the Prior Registration Statement).

Tumim Stone has agreed that neither it nor any of its affiliates or any entity managed or controlled by Tumim Stone shall, directly or indirectly, (i) engage in or effect any “short sales” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or (ii) execute any stock pledge, forward sales contract, option, put, call, swap or similar hedging arrangement (including on a total return basis), which establishes a net short position with respect to our common stock, during the term of the Purchase Agreement.

We have advised Tumim Stone that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Tumim Stone, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus supplement.

This offering will terminate on the date that all shares offered by this prospectus supplement have been issued and sold by us to Tumim Stone and have been resold by Tumim Stone. We may suspend the sale of shares to Tumim Stone pursuant to this prospectus supplement for certain periods of time for certain reasons, including if this prospectus supplement is required to be supplemented or amended to include additional material information.

Our common stock is currently listed on The Nasdaq Capital Market under the symbol “IPDN.”

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Locke Lord LLP, Chicago, Illinois. Tumim Stone is being represented by Reed Smith LLP, New York, New York.

EXPERTS

The financial statements of Professional Diversity Network, Inc. as of and for the years ended December 31, 2023 and December 31, 2022, appearing in Professional Diversity Network, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Sassetti, LLC, an independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. Our SEC filings are available there.

Our website address is www.ipdnusa.com. General information about us, including our annual reports on Form 10–K, quarterly reports on Form 10–Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are also available free of charge through our website as soon as reasonably practicable after we file them with, or furnish them to, the SEC. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. We have also filed exhibits and schedules to the registration statement and you should refer to such applicable exhibits or schedules for a complete description or statements pertaining to any contract or other document. The full registration statement may be obtained from the SEC or us, as provided below.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and accompanying prospectus. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, and accompanying prospectus for further information about us and the securities being offered pursuant to this prospectus supplement and accompanying prospectus. Statements in this prospectus supplement and accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find Additional Information.” The documents we are incorporating by reference into this prospectus supplement are:

●

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on March 29, 2024, including portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024, incorporated by reference therein;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, as filed with the SEC on May 15, 2024 and August 13, 2024, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on March 28, April 8, May 21, May 24, June 12, July 1, July 19, August 26 and September 30, 2024; and

●

The description of our common stock filed as Exhibit 4.2 of our Annual Report on Form 10-K filed on March 29, 2024, as updated by any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date any offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement. In no event, however, will any of the information, including exhibits, that we disclose under Item 2.02 and Item 7.01 of any Current Report on Form 8-K that has been or may, from time to time, be furnished to the SEC be incorporated into or otherwise become a part of this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Professional Diversity Network, Inc., 55 E. Monroe Street, Suite 2120, Chicago, Illinois 60603, (312) 614-0950. Copies of these filings are also available through the “Investors” section of our website at https://www.ipdnusa.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find Additional Information” above.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated fees and expenses payable by us in connection with the issuance and distribution of the securities described in this registration statement.

SEC registration fee		$551
Printing fees and expenses		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Miscellaneous expenses		*
Total	$	*

* These fees are calculated based on the securities offered and the number of issuances, and accordingly, cannot be estimated at this time. The applicable prospectus supplement will set forth the estimated amount of expenses in connection with any offering of securities.

The expenses set forth above relate solely to the preparation and filing of this registration statement. We may incur additional expenses in connection with any offering of the securities registered hereunder.

Item 15.	Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise. Such indemnity may be against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of any other enterprise, against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, regardless of whether the corporation would have the power to indemnify the person against such liability under the provisions of Section 145 of the DGCL.

Article VII of the Company’s certificate of incorporation and Article VIII of the Company’s bylaws provide for indemnification to the fullest extent authorized by the DGCL for any person who is or was a party or threatened to be made a party to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was serving as a director or officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, employee or agent of any other enterprise. Such indemnification is provided only if the director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe that the conduct was unlawful.

As permitted under Section 102(b)(7) of the DGCL, Article VI of the Company’s certificate of incorporation further provides that, to the fullest extent permitted by the DGCL, no director shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

The foregoing is only a general summary of certain aspects of the DGCL, the Company’s certificate of incorporation and the Company’s bylaws dealing with indemnification and exulpation of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 145 of the DGCL, Section 102(b)(7) of the DGCL, Articles VI and VII of the Company’s certificate of incorporation and Article VIII of the bylaws of the Company.

Pursuant to the Company’s certificate of incorporation and bylaws, the Company may maintain a directors’ and officers’ insurance policy which insures the directors and officers of the Company against liability asserted against such persons in such capacity whether or not the Company would have the power to indemnify such person against such liability under the DGCL.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B,

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the effective date; or

(ii)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer and sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding), is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Incorporated by Reference
Exhibit No.	Exhibit Description	Form	SEC File No.	Exhibit	Filing Date	Filed Herewith
1.1	Form of Underwriting Agreement*
1.2	Common Stock Purchase Agreement dated June 30, 2023 between the Company and Tumim Stone Capital LLC	10-Q	001-35824	10.1	May 15, 2024
3.1	Amended and Restated Certificate of Incorporation of the Company, as amended through October 17, 2016	S-3	333-260316	3.1	October 18, 2021
3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation dated January 3, 2023	8-K	001-35824	3.1	January 4, 2023
3.3	Second Amended and Restated Bylaws of the Company, as amended	10-K	001-35824	3.3	March 29, 2024
4.1	Form of specimen common stock certificate	10-K	001-35824	4.1	March 29, 2024
4.2	Form of Certificate of Designation*
4.3	Form of Preferred Stock Certificate*
4.4	Form of Warrant Agreement*
4.5	Form of Warrant Certificate*
4.6	Form of Rights Agreement*
4.7	Form of Unit Agreement*
5.1	Opinion of Locke Lord LLP					X
23.1	Consent of Sassetti, LLC					X
23.2	Consent of Locke Lord LLP (included in Exhibit 5.1)					X
24.1	Powers of Attorney (included in signature page)					X
107	Filing Fees Exhibit					X

*	To be filed by amendment, as an exhibit to a Current Report on Form 8-K or by other applicable filing with the SEC to be incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on October 25, 2024.

PROFESSIONAL DIVERSITY NETWORK, INC.

By:	/s/ Xin (Adam) He
Name:	Xin (Adam) He
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Professional Diversity Network, Inc., hereby severally constitute and appoint Xin (Adam) He and Megan Bozzuto, and each of them singly, our true and lawful attorneys-in-fact and agents, with full power of substitution to them in any and all capacities, to sign and file any and all amendments to this registration statement on Form S-3 (including pre- and post-effective amendments), and any related Rule 462 registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Xin (Adam) He	Chief Executive Officer	October 25, 2024
Xin (Adam) He	(Principal Executive Officer)

/s/ Megan Bozzuto	Interim Chief Financial Officer	October 25, 2024
Megan Bozzuto	(Principal Financial and Accounting Officer)

/s/ Hao (Howard) Zhang	Director, Chairman of the Board	October 25, 2024
Hao (Howard) Zhang

/s/ Michael D. Belsky	Director	October 25, 2024
Michael D. Belsky

/s/ Katherine Lauderdale	Director	October 25, 2024
Katherine Lauderdale

/s/ Chris Renn	Director	October 25, 2024
Chris Renn

/s/ Ge Yi	Director	October 25, 2024
Ge Yi